Exhibit 4.1

E*TRADE MORTGAGE BACKED SECURITIES CORPORATION,

Depositor

                                         ,

Master Servicer and Securities Administrator

and

                                         ,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of

E*TRADE MBSC Trust 200  -

MORTGAGE-BACKED CERTIFICATES,

SERIES 200  -

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TABLE OF CONTENTS

Page
SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule II	Financial Asset Schedule
Schedule III	Form of Monthly Statements to Certificateholders
Schedule IV	Purchase Agreements
Schedule V	Servicing Agreements
Schedule VI	Representations and Warranties of Seller

EXHIBITS

Exhibit A	Form of Senior Certificates
Exhibit B	Forms of Subordinate Certificates
Exhibit C	Form of Class X Certificates
Exhibit D	Form of Residual Certificate
Exhibit E	Form of Initial Certification of Trustee
Exhibit F	Form of Final Certification of Trustee
Exhibit G	Form of Transferor Certificate
Exhibit H	Form of Investment Letter (Non-Rule 144A)
Exhibit I	Form of Rule 144A Letter
Exhibit J	Form of Request for Release and Receipt
Exhibit K	Form of Benefit Plan Affidavit
Exhibit L	Form of Residual Transfer Affidavit
Exhibit M	Form of Residual Transferee Agreement

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PRELIMINARY STATEMENT

THIS POOLING AND SERVICING AGREEMENT, dated as of             , is made by and among E*TRADE MORTGAGE BACKED SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”),                 , a                 , as Master Servicer (the “Master Servicer”) and                 , in its capacity as Securities Administrator (the “Securities Administrator”), and                 , a                 , as trustee (the “Trustee”) and acknowledged by E*TRADE BANK, a federal savings bank, as seller (the “Seller”) for purposes of acknowledgment and agreement with respect to the rights and obligations of the Seller hereunder.

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller and, at the Closing Date, is the owner of the Mortgage Loans and the other property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund. As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $[•]. On the Closing Date, the Depositor will acquire the Certificates from the Trustee in consideration of the Depositor’s transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund.

As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising one or more real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the “Pooling REMIC,” the “Intermediate REMIC” and the “Issuing REMIC,” respectively). Each Certificate, other than the Class R-_ Certificate, shall represent ownership of a regular interest in the Issuing REMIC.

The Issuing REMIC shall hold as its assets the several classes of uncertificated Intermediate REMIC Interests in the Intermediate REMIC and each such Intermediate REMIC Interest, other than the interest represented by the Class R-_ Certificate, is hereby designated as a regular interest in the Intermediate REMIC for purposes of the REMIC Provisions. The Intermediate REMIC shall hold as its assets the several classes of uncertificated Pooling REMIC Interests in the Pooling REMIC and each such Pooling REMIC Interest, other than the interest represented by the Class R-_ Certificate, is hereby designated as a regular interest in the Pooling REMIC for purposes of the REMIC Provisions. The Pooling REMIC shall hold as its assets the property of the Trust Fund. The “Startup Day” for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the month following the month in which the Mortgage Loan having the latest maturity date matures.

[The Pooling REMIC Interests

The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and corresponding class of certificates for each class of Pooling REMIC Interests.

Class Designation	Principal Amount	Interest Rate	Corresponding Class of Intermediate	Latest Possible Maturity Date
			REMIC Interests
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
P-__	$[•]	(1)	Class [•]
Class R-__ Certificate	(2)	(2)	N/A

(1)	The interest rate for each of these Pooling REMIC Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Pooling REMIC Net WAC.

(2)	The Class R- Certificate is the sole class of residual interest in the Pooling REMIC. It does not have an interest rate or a principal balance.]

[The Intermediate REMIC Interests

The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and corresponding class of certificates for each class of Intermediate REMIC Interests.

Class Designation	Principal Amount	Interest Rate	Corresponding Class of Certificates	Latest Possible Maturity Date
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
I-__	$[•]	(1)	Class [•]
Class R-__ Certificate	(2)	(2)	N/A

(1)	The interest rate for each of these Intermediate REMIC Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Intermediate REMIC Net WAC.

(2)	The Class R- Certificate is the sole class of residual interest in the Intermediate REMIC. It does not have an interest rate or a principal balance.]

The Certificates

The following table sets forth (or describes) the Class designation, Issuing REMIC Pass-Through Rate, initial Class Principal Amount (or initial Class Notional Principal Amount), and minimum denomination for each Class of Certificates comprising interests in the Issuing REMIC. All of the Certificates other than the Class P and the Class R Certificates are hereafter referred to as the “Offered Certificates.”

Class Designation	Pass-Through Rate	Initial Class Principal Amount or Class Notional Principal Amount	Minimum Denominations or Percentage Interest	Latest Possible Maturity Date
Class A-1	[•]%	$[•]	$[•]
Class A-2	[•]%	$[•]	$[•]
Class A-IO	[•]%	(1)	[•]%
Class M-1	[•]%	$[•]	$[•]
Class M-2	[•]%	$[•]	$[•]
Class B-1	[•]%	$[•]	$[•]
Class B-2	[•]%	$[•]	$[•]
Class X	(2)	(2)	100%
Class R	(3)	(3)	100%

(1)	The Class A-IO will have an initial Class Notional Principal Amount equal to $[•].

(2)
The Class X Certificates shall have no Certificate Principal Amount and no Pass-Through Rate. The Class X Certificates will represent the right to receive, on each Distribution Date, the Class X Strip Amount.

(3)
The Class R Certificates shall have no Certificate Principal Amount and no Pass-Through Rate, and shall represent the residual interest in each of the Pooling REMIC, the Intermediate REMIC and the Issuing REMIC. Following the division of the Class R Certificates into [•] separately transferable, certificated and fully registered certificates in accordance with Section 7.2 hereof, the [Class R-    , Class R-     and Class R-    ] Certificates shall have no Certificate Principal Amounts and no Pass-Through Rates and shall represent the residual interest in the Issuing REMIC, the Intermediate REMIC and the Pooling REMIC, respectively.

(4)
The Class P Certificates will have no Certificate Principal Amount and no Pass-Through Rate. The Class P Certificates are entitled to receive all Prepayment Premiums with respect to the Mortgage Loans.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Account:    Each of the Collection Account, the Distribution Account (including each sub-account thereof), the Financial Asset Custodial Account and the Escrow Accounts.

Accrual Period:    With respect to any Distribution Date and with respect to Class          Certificates, the calendar month to immediately preceding the month of such Distribution Date; and with respect to the LIBOR Certificates the period commencing on the prior Distribution Date immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the calendar day immediately preceding the Distribution Date.

Acknowledgement:    Each of the Assignment, Assumption and Recognition Agreements related to the Servicing Agreements, which are listed on Schedule V hereto, assigning rights under the Purchase Agreements and the Servicing Agreements from the Seller to the Depositor and from the Depositor to the Trustee for the benefit of the Certificateholders.

Additional Collateral:    With respect to any Additional Collateral Mortgage Loan, the marketable securities and other acceptable collateral pledged as collateral pursuant to the related pledge agreements.

Additional Collateral Mortgage Loan:    Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

Adjustable Rate Mortgage Loan:    Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Advance:    Any Monthly Advance or Servicer Advance.

Affiliate:    As to any Person, any other Person controlling, controlled by or under common control with such Person. For this purpose “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

Agreement:    This Pooling and Servicing Agreement and all amendments or supplements hereto.

Allocable Share:    With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class

Principal Amount of such Class and the numerator of which is the aggregate of the Class Principal Amounts of each Class of Subordinate Certificates.

Applicable Credit Support Percentage:    As defined in Section 5.1(b).

Applied Loss Amount:    As defined in Section 5.2(a).

Appraised Value:    With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

Assets:    As defined in Section 2.1(a).

Assignment of Mortgage:    An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

Available Distribution Amount:    With respect to any Distribution Date, the total amount of all cash received by the Master Servicer on the Mortgage Loans from each Servicer or otherwise through the related Remittance Date for deposit into the Distribution Account in respect of such Distribution Date, including (1) all scheduled installments of interest (net of the related Servicing Fees and the Master Servicing Fees) and principal collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds and the proceeds of any Additional Collateral from the Mortgage Loans, in each case for such Distribution Date, (3) all other amounts received from the Servicer with respect to the sale of any defaulted Mortgage Loans in accordance with the terms of the related Servicing Agreement during the related Prepayment Period, (4) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the Mortgage Loans during the related Prepayment Period, (5) any Compensating Interest Payments paid by the Master Servicer and/or received from the Servicers in respect of Prepayment Interest Shortfalls with respect to the Mortgage Loans, (6) the aggregate Purchase Price of all Defective Mortgage Loans purchased from the Trust Fund during the related Prepayment Period and (7) any amounts remaining in the Pre-Funding Account and transferred to the Distribution Account immediately following the termination of the Pre-Funding Period, minus:

(A)    all related charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator or the Trustee under this

Agreement, up to an aggregate maximum amount of $[•] annually, or to the Servicers under the Servicing Agreements;

(B)    in the case of (2), (3) and (4) above, any related unreimbursed expenses incurred by the related Servicers in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Master Servicer or the related Servicers;

(C)    any related unreimbursed Non-recoverable Advances due to the Master Servicer or the Servicers; and

(D)  in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Average Sixty-Day Delinquency Ratio:    The ratio of the average of the aggregate Principal Balances of Mortgage Loans delinquent 60 days or more for the preceding three Due Periods to the average aggregate Scheduled Principal Balance for the Mortgage Loans for these periods.

Average Thirty-Day Delinquency Ratio:    The ratio of the average of the aggregate Principal Balances of Mortgage Loans delinquent 30 days or more for the preceding three Due Periods to the average aggregate Scheduled Principal Balance for the Mortgage Loans for these periods.

Bankruptcy Code:    The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Coverage Termination Date:    The date at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss:    With respect to any Mortgage Loan, losses that are incurred as a result of a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the related Servicer has notified the Master Servicer and Trustee in writing that the related Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the related Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount:    As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it.

Book-Entry Certificates:    The Class [•], [•] and [•] Certificates.

Business Day:    Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the State of [•], or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate:    Any one of the mortgage-backed certificates executed by the Trustee in substantially the forms attached hereto as Exhibit A, Exhibit B and Exhibit C.

Certificate Principal Amount:    With respect to any Certificate (other than a Notional Certificate) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Principal Amount previously allocated thereto pursuant to Section 5.2. For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date. Notional Certificates are issued without Certificate Principal Amounts.

Certificate Owner:    With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register:    The register maintained pursuant to Section 6.2 hereof.

Certificateholder or Holder:    The person in whose name a Certificate is registered in the Certificate Register.

Class:    All Certificates bearing the same class designation as set forth in the Preliminary Statement. In the case of the Pooling REMIC Interest and the Intermediate REMIC Interests, the term “Class” refers to such Pooling REMIC Residual Interests and Intermediate REMIC Interests having the same alphanumeric designation.

Class A Certificates:    The Class A-1, A-2 and A-IO Certificates.

Class A-1 Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class A-1 Certificates having an initial class principal amount and pass-through rate as set forth in the Preliminary Statement.

Class A-2 Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class A-2 Certificates having an initial class principal amount and pass-through rate as set forth in the Preliminary Statement.

Class A-IO Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class A-IO Certificates having an initial notional class principal amount and pass-through rate as set forth in the Preliminary Statement.

Class B Certificates:    The Class B-1 and B-2 Certificates.

Class B-1 Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class B-1 Certificates having an initial class principal amount and pass-through rate as set forth in the Preliminary Statement.

Class B-1 Principal Distribution Amount:    (i) On any Distribution Date as to which any of the Class M-1 Certificate Principal Amount and the Class M-2 Certificate Principal Amount have not been reduced to zero, zero and (ii) on any Distribution Date as to which the Class A-1 Certificate Principal Amount, the Class A-2 Certificate Principal Amount, the Class M-1 Certificate Principal Amount and the Class M-2 Certificate Principal Amount each have been reduced to zero, the Subordinate Principal Distribution Amount until the Class B-1 Certificate Principal Amount has been reduced to zero.

Class B-2 Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class B-2 Certificates having an initial class principal amount and pass-through rate as set forth in the recitals.

Class B-2 Principal Distribution Amount:    (i) On any Distribution Date as to which any of the Class M-1 Certificate Principal Amount, Class M-2 Certificate Principal Amount and the Class B-1 Certificate Principal Amount have not been reduced to zero, zero and (ii) on any Distribution Date as to which the Class A-1 Certificate Principal Amount, the Class A-2 Certificate Principal Amount, the Class M-1 Certificate Principal Amount, the Class M-2 Certificate Principal Amount and the Class B-1 Certificate Principal Amount have been reduced to zero, the Subordinate Principal Distribution Amount.

Class Interest Shortfall:    As to any Distribution Date and Class, the amount by which the Interest Distribution Amount for such Class on such Distribution Date exceeds the amount of interest actually distributed on such Class on such Distribution Date.

Class M Certificates:    The Class M-1 and M-2 Certificates.

Class M-1 Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class M-1 Certificates having an initial class principal amount and pass-through rate as set forth in the Preliminary Statement

Class M-1 Principal Distribution Amount:    On any Distribution Date, the Subordinate Principal Distribution Amount until the Class M-1 Certificate Principal Amount has been reduced to zero.

Class M-2 Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class M-2 Certificates having an initial class principal amount and pass-through rate as set forth in the Preliminary Statement.

Class M-2 Principal Distribution Amount:    (i) On any Distribution Date as to which the Class M-1 Certificate Principal Amount has not been reduced to zero, zero and (ii) on any Distribution Date as to which the Class A-1 Certificate Principal Amount has been reduced to zero, the Subordinate Principal Distribution Amount until the Class M-2 Certificate Principal Amount has been reduced to zero.

Class Notional Principal Amount:    With respect to any interest-only certificate, the notional principal amount set forth in the Preliminary Statement.

Class P Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class A-_ Certificates having an initial class principal amount and pass-through rate as set forth in the recitals.

Class P Payment Amount:    For each Distribution Date, all Prepayment Premiums received with respect to the Mortgage Loans in the related Due Period.

Class Principal Amount:    With respect to any Class and as to any date of determination, the aggregate of the Certificate Principal Amounts of all Certificates of such Class as of such date.

Class R Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class R-_ [, R-_ and R-_] Certificates.

Class R-[        ] Certificates:    Following the division of the Class R Certificates into [            ] separately transferable, certificated and fully registered certificates in accordance with Section 6.2 hereof, the Class R-[        ] Certificates, which will represent the Issuing REMIC Interests.

Class R-[        ] Certificates:    Following the division of the Class R Certificates into [            ] separately transferable, certificated and fully registered certificates in accordance with Section 6.2 hereof, the Class R-[        ] Certificates, which will represent the Intermediate REMIC Interests.

Class R-[        ] Certificates:    Following the division of the Class R Certificates into [            ] separately transferable, certificated and fully registered certificates in accordance with Section 6.2 hereof, the Class R-[        ] Certificates, which will represent the Pooling REMIC Interests.

Class Subordination Percentage:    With respect to any Distribution Date and each Class of Subordinate Certificates, the quotient (expressed as a percentage) of (a) the Class Principal Amount of such Class of Certificates immediately prior to such Distribution Date divided by (b) the aggregate of the Class Principal Amounts immediately prior to such Distribution Date of all Classes of Certificates.

Class X Certificates:    The E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class X Certificates.

Class X Strip Amount:    With respect to any Distribution Date, 30 days’ interest on the subaccount principal balance of the subaccounts related to the Class A, Class M and Class B Certificates, at a rate equal to the positive difference, if any, between the weighted average Net Mortgage Rate and the weighted average of the Pass-Through Rates on the subaccounts for the Class A, Class M and Class B Certificates. Solely for the purposes of those calculations, the Pass-Through Rates of the subaccounts for the Class A, Class M and Class B Certificates shall be the Pass-Through Rates on the respective Corresponding Certificates.

Closing Date:    [•].

Code:    The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:    The accounts created and maintained by each Servicer pursuant to its Servicing Agreement with a depository institution in the name of the related Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “[                    ] in trust for the registered holders of E*TRADE MBSC Trust 200    -     Mortgage-Backed Certificates, Series 200    -    .”

Compensating Interest Payment:    As to any Distribution Date and any Prepayment Interest Shortfall for a Mortgage Loan during the related Prepayment Period, the lesser of (1) the Servicing Fee for the related Servicer for such date and (2) any Prepayment Interest Shortfall for such date.

Cooperative Corporation:    The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Confidential Information:    All non-public personal information about the Mortgagor under the Mortgage Loan that is supplied to the Master Servicer by or on behalf of the Mortgagor in connection with this Agreement and the transactions contemplated hereby. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Master Servicer or its subsidiaries, affiliates, directors, officers, employees, agents or controlling persons; (ii) was available to the Master Servicer on a non-confidential basis from a Person other than the Mortgagor prior to its disclosure to the Master Servicer; (iii) is required to be disclosed by a governmental authority or related governmental agencies or as otherwise required by law; or (iv) becomes available to the Master Servicer on a non-confidential basis from a Person other than the Mortgagor who, to the best knowledge of the Master Servicer, is not otherwise bound by a confidentiality agreement with the Master Servicer and is not otherwise prohibited from transmitting the information to the Master Servicer.

Cooperative Loan:    Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:    The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:    Shares issued by a Cooperative Corporation.

Corporate Trust Office:    The designated office of the Trustee in the State of [•] at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is currently located at [Address] (Attn: [•], facsimile no. [•], and which is the address to which notices to and correspondence with the Trustee should be directed).

Cross-over Date:    The Cross-over Date will be the later to occur of (i) the Distribution Date occurring in                              and (ii) the first Distribution Date on which the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the aggregate Certificate Principal Amounts as adjusted for Applied Loss Amounts of the Subordinate Certificates for the related Distribution Date and the denominator of which is the Pool Balance on the related Distribution Date, equals or exceeds              times the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the initial aggregate Certificate Principal Amounts as adjusted for Applied Loss Amounts of the Subordinate Certificates and the denominator of which is the Pool Balance as of the Cut-off Date.

Cumulative Realized Losses:    The aggregate Realized Losses incurred in respect of Liquidated Mortgage Loans since the Cut-off Date.

Current Interest:    With respect to any Distribution Date and with respect to each Class of Securities, one month’s interest accrued during the related Accrual Period at the Pass-Through Rate for such Class on the related Class Principal Amount (or Class Notional Principal Amount).

Current Realized Loss Ratio:    With respect to any Distribution Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate Realized Losses in respect of the Assets for the three preceding Prepayment Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

Current Overcollateralization Amount:    As of any Distribution Date, the positive difference, if any, between the Pool Scheduled Principal Balance of the Assets and the Certificate Principal Amount of all then outstanding Classes of Certificates (other than the Class A-IO Certificates).

Custodian:    A Person who is at anytime appointed by the Trustee and the Depositor as a custodian of the Mortgage Files. The initial Custodian is [•].

Cut-off Date:    [•].

Cut-off Date Balance:    As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

Debt Service Reduction:    With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan:    As defined in Section 2.3 hereof.

Deficient Valuation:    With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates:    Any Certificate evidenced by a physical certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.2(d).

Deleted Mortgage Loan:    As defined in Section 2.3.

Denomination:    With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Amount of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor:    E*TRADE Mortgage Backed Securities Corporation, a Delaware corporation, or its successor in interest.

Depository:    The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:    A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date:    As to any Distribution Date, the 15th day of each month or if such 15th day is not a Business Day the immediately succeeding Business Day.

Disqualified Organization:    (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in § 1381(a)(2)(C) of the Code; (iv) any foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person; or (v) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Distribution Account:    The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.1 in the name of the Trustee for the benefit of the Certificateholders and designated “[•] in trust for registered holders of E*TRADE MBSC Trust 200    -     Mortgage-Backed Certificates, Series 200  -  .” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date:    The [25th] day of each calendar month after the initial issuance of the Certificates, or if such [25th] day is not a Business Day, the next succeeding Business Day, commencing in [                            ].

Due Date:    With respect to any Distribution Date, the [first day of the calendar month in which such Distribution Date occurs], which represents the date on which a Scheduled Payment is due on each Mortgage Loan under the related Mortgage Note, exclusive of any grace period.

Due Period:    With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

Eligible Account:    Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA:    The Employee Retirement Income Security Act of 1974, as amended.

ERISA Qualifying Underwriting:    With respect to the Private Certificates, a best efforts or firm commitment underwriting that meets the requirements of either Prohibited Transaction Exemption 83-1 or an “Underwriter’s Exemption,” as defined in Section V(h) of Prohibited Transaction Exemption 95-60, except the requirements that the Private Certificates (i) not be subordinated to the rights and interest of other Certificates issued by the Trust and (ii) have a rating that is one of the top three ratings categories.

Escrow Account:    With respect to each Servicing Agreement, as “Escrow Account” is defined therein.

Event of Default:    With respect to each Servicing Agreement, as “Event of Default” is defined therein.

Excess Loss:    The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

Expense Rate:    As to each Mortgage Loan, the sum of the related Servicing Fee Rate, Master Servicing Fee Rate and the Trustee Fee Rate.

Fannie Mae:    The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:    The Federal Deposit Insurance Corporation, or any successor thereto.

Financial Assets:    Those mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae or one or more private issuers identified on Schedule II.

Financial Asset Custodial Account:    The Eligible Account established and maintained under Section 4.6(b) into which any Financial Assets will be deposited on the Closing Date.

FIRREA:    The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

Fitch:    Fitch Ratings, Inc., or any successor in interest. For purposes of Section 12.8(b), the address for notices to Fitch shall be 1 State Street Plaza, New York, New York, 10004, Attention: [•] or such other address as Fitch may hereunder furnish to the Depositor or the Master Servicer.

Formula Principal Amount:    As to any Distribution Date, the sum (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution

Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the related Prepayment Period.

Fraud Loan:    A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

Fraud Losses:    Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related PMI Policy because of such fraud, dishonesty or misrepresentation.

Fraud Loss Coverage Amount:    As of the Closing Date, $[•] subject to reduction from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) [1]%, in the case of the first anniversary, and [0.5]%, in the case of the second, third and fourth anniversaries of the then current Pool Scheduled Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

Fraud Loss Coverage Termination Date:    The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Freddie Mac:    A corporate instrumentality of the United States, formerly known as the Federal Home Loan Mortgage Corporation, created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Independent:    When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Indirect Participant:    A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Bankruptcy Coverage Amount:    $[•].

Initial Cut-off Date Pool Principal Balance:    $[•].

Initial Purchase Date:    The Distribution Date following the month in which the Pool Balance is less than [•]% of the Cut-off Date Balance.

Insurance Policy:    With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies therefor.

Insurance Proceeds:    Proceeds paid by an insurer pursuant to any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses:    Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Distribution Amount:    For each Class of Certificates, on any Distribution Date, the Current Interest for such Class, as reduced by such Class’s Allocable Share of Net Prepayment Interest Shortfalls, Relief Act Reductions and the interest portion of Excess Losses. Any such shortfalls and losses shall be allocated among all Classes of Certificates proportionately on the basis of the Interest Distribution Amount otherwise payable thereon.

Interest Distribution Shortfall Amounts:    As to any Distribution Date, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates.

Intermediate REMIC:    The REMIC identified in the Preliminary Statement.

Intermediate REMIC Interests:    The interests described in the Preliminary Statement.

Intervening Assignments:    The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Issuing REMIC:    The REMIC identified in the Preliminary Statement.

Latest Possible Maturity Date:    The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

LIBOR:    The London interbank offered rate for one-month United States dollar deposits established on each LIBOR Determination Date pursuant to Section 4.7(a).

LIBOR Business Day:    Any day on which banks in London, England and the City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificates:    Any Class [•] and Class [•] Certificate.

LIBOR Determination Date:    The second Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

Liquidated Mortgage Loan:    With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with its Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Expenses:    With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer under any PMI Policy for reasons other than the Master Servicer’s failure to ensure the maintenance of or compliance with a PMI Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds:    Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

Loan-to-Value Ratio:    With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator is the lesser of purchase price or the Appraised Value of the related Mortgaged Property.

Lost Mortgage Note:    Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Maintenance:    With respect to any Cooperative Property, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Majority in Interest:    As to any Class of Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master Servicer:    [•] and its successors and assigns in its capacity as Master Servicer.

Master Servicer Event of Default:    As defined in Section 8.8 hereof.

Master Servicing Fee:    As to each Mortgage Loan and any Distribution Date, an amount equal to (i) one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the prior calendar month plus (ii) all investment earnings derived from principal and interest collections received on the Mortgage Loans on deposit in the Distribution Account during the period from and including the Remittance Date to but excluding such Distribution Date.

Master Servicing Fee Rate:    With respect to each Mortgage Loan, [•]% per annum.

MERS:    Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System:    The system of recording transfers of Mortgages electronically maintained by MERS.

MIN:    The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

MOM Loan:    With respect to any Mortgage Loan as to which MERS acts as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance:    With respect to a Mortgage Loan, the payments required to be made by the Master Servicer or the applicable Servicer with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreements, as applicable, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee and/or the applicable Servicing Fee and net of any net income in the case of any REO Property) of the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer or the Servicers, as the case may be, have determined would constitute Non-recoverable Advances if advanced.

Monthly Statement:    The statement delivered to the Certificateholders pursuant to Section 4.8.

Moody’s:    Moody’s Investors Service, Inc., or any successor thereto. For purposes of Section 12.8(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor or the Master Servicer.

Mortgage:    The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:    The mortgage documents listed in Section 2.1 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan:    Each of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule:    The list of Mortgage Loans (as from time to time amended by the Depositor or the related Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth, among other things, the following information with respect to each Mortgage Loan:

(i)    the loan number;

(ii)    the Mortgagor’s name and the street address of the Mortgaged Property, including the zip code;

(iii)    the maturity date;

(iv)    the original principal balance;

(v)    the Cut-off Date Balance;

(vi)    the first payment date of the Mortgage Loan;

(vii)    the Scheduled Payment in effect as of the Cut-off Date;

(viii)    the Loan-to-Value Ratio at origination;

(ix)    a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(x)    a code indicating whether the residential dwelling is either (a) a detached single family dwelling (b) a dwelling in a de minimis PUD, (c) a condominium unit or PUD (other than a de minimis PUD), (d) a two- to four-unit residential property or (e) a Cooperative Property;

(xi)    the Mortgage Rate;

(xii)    a code indicating whether the Mortgage Loan is a Lender PMI Mortgage Loan and, in the case of any Lender PMI Mortgage Loan, a percentage representing the amount of the related interest premium charged to the borrower;

(xiii)    the purpose for the Mortgage Loan;

(xiv)    the type of documentation program pursuant to which the Mortgage Loan was originated; and

(xv)    the Servicing Fee for the Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under (iv) and (v) above for all of the Mortgage Loans.

Mortgage Note:    The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.

Mortgage Rate:    With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, net of any interest premium charged by the mortgagee to obtain or maintain any PMI Policy.

Mortgaged Property:    With respect to each Mortgage Loan, the underlying real property servicing payments of the Mortgage Note (or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease), plus, in the case of each Additional Collateral Mortgage Loan, the Additional Collateral.

Mortgagor:    The obligor(s) on a Mortgage Note.

Net Liquidation Proceeds:    As to any Liquidated Mortgage Loan, the Liquidation proceeds less the sum of related unreimbursed Liquidation Expenses, Master Servicing Fees, Servicing Advances and Monthly Advances.

Net Mortgage Rate:    As to each Mortgage Loan, and at any time, the Mortgage Rate less the related Expense Rate.

Net Prepayment Interest Shortfalls:    As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments made with respect to such Distribution Date.

Net WAC:    As to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans.

Non-recoverable Advance:    Any portion of an Monthly Advance or Servicer Advance previously made or proposed to be made by the related Servicer or the Master Servicer that (as certified in an Officer’s Certificate of such party), in the good faith judgment of the such party, will not be ultimately recoverable by such party, from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-Permitted Foreign Holder:    As defined in Section 6.2(c).

Non-U.S. Person:    A Person that is not a U.S. Person.

Notice of Final Distribution:    The notice to be provided pursuant to Section 10.2 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Offered Certificates:    As defined in the Preliminary Statement.

Officer’s Certificate:    A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Securities Administrator or the Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel:    A written opinion of counsel, who may be counsel for the Depositor or the related Servicer, including, in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be Independent of the Depositor and the related Servicer, (ii) not have any direct financial interest in the Depositor or the related Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the related Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination:    The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 10.1 hereof.

Optional Termination Purchase Price:    With respect to a Optional Termination, a price equal to the sum of (i) [•]% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, and (b) the fair market value of all other property being purchased.

Original Applicable Credit Support Percentage:    With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

Class M-1]   [•]%
Class M-2]   [•]%
Class B-1]    [•]%
Class B-2]    [•]%

Original Subordinate Principal Amount:    The aggregate of the Class Principal Amounts of the Subordinate Certificates as of the Closing Date.

OTS:    The Office of Thrift Supervision.

Outstanding:    With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)    Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii)    Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan:    As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full prior to such Due Date and did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralization Build Amount:    With respect to any Distribution Date, the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount.

Pass-Through Rate:    The per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Penalty Period:    As to any Mortgage Loan, the period of time during which the borrower will be assessed a Prepayment Premium for any Principal Prepayment during such time.

Percentage Interest:    As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments:    At any time, any one or more of the following obligations and securities:

(i)    obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)    general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iii)    commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iv)    certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(v)    demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)    guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(vii)    repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)    units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations including money-market portfolios for which the Trustee, the Master Servicer, the Securities Administrator or any of its Affiliates is investment manager or advisor; and

(ix)    such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Permitted Transferee:    Any person other than

(i)    the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing,

(ii)    a foreign government, International Organization or any agency or instrumentality of either of the foregoing,

(iii)    an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate,

(iv)    rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code,

(v)    an “electing large partnership” as defined in section 775 of the Code,

(vi)    Non-U.S. Person unless such Non-U.S. Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and

(vii)    any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:    Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

PMI Policy:    Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Pool Scheduled Principal Balance:    As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Pooling REMIC:    The REMIC identified in the Preliminary Statement.

Pooling REMIC Interests:    The interests described in the Preliminary Statement.

Pre-Funding Account:    The account established and maintained pursuant to Section 4.5.

Pre-Funded Amount:    $ [•].

Pre-Funding Period:    The period beginning on the Closing Date and ending on the earlier of (i) the close of business on             , (ii) the date on which there is $100,000 or less (exclusive of investment earnings) remaining in the Pre-Funding Account, or (iii) the date on which an Event of Default occurs.

Prepayment Interest Shortfall:    With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month’s interest at the applicable Mortgage Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received from the Mortgagor with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period:    With respect to any Distribution Date, the calendar month preceding the month of such Distribution Date.

Prepayment Premium:    As to any Mortgage Loan, any payment required to be made in connection with any Principal Prepayment prior to the expiration or lapse of the applicable Penalty Period.

Principal Distribution Amount:    As to any Distribution Date, an amount equal to the sum of all amounts described in clauses (a) through (d) of the definition of Formula Principal Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Principal Distribution Amounts will be reduced on the related Distribution Date by the principal portion of such Bankruptcy Loss.

Principal Prepayment:    Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan[, which is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment].

Principal Prepayment in Full:    Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Private Certificates:    Any of the Class [•] Certificates.

Pro Rata Share:    As to any Distribution Date, the Subordinate Principal Distribution Amount and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Amount thereof and the denominator of which is the aggregate of the Class Principal Amounts of the Subordinate Certificates.

Proprietary Lease:    With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:    The Prospectus Supplement together with the accompanying prospectus dated [•], relating to the Offered Certificates.

Prospectus Supplement:    The Prospectus Supplement dated [•], relating to the Offered Certificates.

PUD:    Planned Unit Development.

Purchase Agreement:    Any of the mortgage purchase agreements listed in Schedule IV hereto, as each such agreement may be amended or supplemented from time to time as permitted hereunder.

Purchase Price:    With respect to any Mortgage Loan required to be purchased by the Depositor pursuant to this Agreement, by the Servicers pursuant to the Servicing Agreements, or by the Seller pursuant to the Purchase Agreements, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is any Servicer or (y) if the purchaser is the Seller and the Seller is any Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders.

Qualified Insurer:    A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Rating Agency:    Means each of S&P, Moody’s and Fitch. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss:    With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds and the proceeds of any Additional Collateral, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

Record Date:    As to any Distribution Date (i) with respect to the LIBOR Certificates, the last Business Day preceding such Distribution Date (or the Closing Date, in the case of the first Distribution Date) unless such Certificates shall no longer be Book-Entry Certificates, in which case the Record Date shall be the last Business Day of the month preceding the month of such Distribution Date and (ii) in the case of all other Certificates (including LIBOR Certificates that are subsequently reissued as Definitive Certificates), the last Business Day of the month preceding the month of each Distribution Date.

Refinancing Mortgage Loan:    Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates:    As defined in the Preliminary Statement.

Relief Act:    The Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and any similar state laws.

Relief Act Reductions:    With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:    A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Provisions:    Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Date:    With respect to any Distribution Date, the [18th] Business Day of the month in which the Distribution Date occurs.

REO Property:    A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Request for Release:    The Request for Release submitted by the related Servicer to the Trustee in the form of Exhibit J.

Required Insurance Policy:    With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificate:    Each of the Class [R_] [, Class R-_] and Class [R_] Certificates.

Responsible Officer:    When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Classes:    As defined in Section 5.1(b).

Sale Agreement:    The sale agreement dated as of [•], by and between the Seller and the Depositor, pursuant to which the Mortgage Loans are being sold to the Depositor.

Scheduled Payment:    The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Scheduled Principal Balance:    As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as defined in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Securities Act:    The Securities Act of 1933, as amended.

Securities Administrator:    [•], not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator.

Seller:    E*TRADE Bank and its successors and assigns, in its capacity as seller of the Mortgage Loans and the Subsequent Mortgage Loans, if any, to the Depositor pursuant to the Sale Agreement and the Subsequent Sale Agreement, respectively.

Senior Certificates:    Class [•], [•] and [•] Certificates.

Senior Credit Support Depletion Date:    The date on which the Class Principal Amount of each Class of Subordinate Certificates has been reduced to zero.

Senior Percentage:    As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Amounts of the Senior Certificates as of such date and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Certificates as of such date.

Senior Prepayment Percentage:    For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus [70%] of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus [60%] of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus [40%] of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus [20%] of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

Senior Principal Distribution Amount:    As to any Distribution Date, the sum of (i) the sum, not less than zero, of the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Formula Principal Amount” for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the Scheduled Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage, or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such prior calendar month, the Senior Percentage, of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the amounts described in clause (f) of the definition of “Formula Principal Amount” for such Distribution Date.

Senior Step Down Conditions:    As of the first Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed [50%] and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (i) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, [30%] of the Original Subordinate Principal Amount, (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, [35%] of the Original Subordinate Principal Amount, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, [40%] of the Original Subordinate Principal Amount, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, [45%] of the Original Subordinate Principal Amount and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, [50%] of the Original Subordinate Principal Amount.

Servicer:    Each of E*TRADE Bank, [•] and [•], as servicers of certain Mortgage Loans pursuant to their respective Servicing Agreements and their respective successors and assigns under the Servicing Agreements.

Servicing Advances:    As defined in the applicable Servicing Agreement and will generally include all customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (d) payments made by the Servicer in respect of any taxes, assessments and other charges which are or may become a lien upon any Mortgaged Property or any insurance premiums that are required to maintain adequate fire and hazard insurance coverage for any Mortgaged Property.

Servicing Agreements:    Each of the servicing agreements identified on Schedule V hereto, as each such agreement may have been modified by an Acknowledgement and as amended or supplemented from time to time as permitted thereby.

Servicing Fee:    As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate multiplied by (b) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month.

Servicing Fee Rate:    With respect to each Mortgage Loan and any Distribution Date, the rate specified in the related Servicing Agreement.

Servicing Officer:    Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the related Servicer on the Closing Date pursuant to a Servicing Agreement as such list may from time to time be amended.

Special Hazard Coverage Termination Date:    The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss:    Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property in the related Servicing Agreement to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)    normal wear and tear;

(b)    fraud, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)    errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)    nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss;”

(e)    hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

1.    by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.    by military, naval or air forces; or

3.    by an agent of any such government, power, authority or forces;

(f)    any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)    insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:    With respect to the first Distribution Date, $[•]. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) [1%] of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate of the principal balances of all Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan:    A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

S&P:    Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. For purposes of Section 12.8(b) the address for notices to S&P shall be Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Servicer.

Startup Day:    As defined in the Preliminary Statement.

Subordinate Certificates:    Any of the Class M-1, Class M-2, Class B-1 and Class B-2 certificates.

Subordinate Percentage:    As to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

Subordinate Prepayment Percentage:    As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

Subordinate Principal Distribution Amount:    With respect to any Distribution Date, an amount equal to the sum, not less than zero, of the sum of (i) the Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Formula Principal Amount” for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinate Percentage of the Scheduled Principal Balance of such Mortgage Loan and (iii) the Subordinate Prepayment Percentage of all amounts described in clause (f) of the definition of “Formula Principal Amount” for such Distribution Date.

Subsequent Cut-off Date:    The date as determined in the related Subsequent Sale Agreement.

Subsequent Mortgage Loans:    Each of the Mortgage Loans listed acquired by the trust with amounts in the Pre-Funding Account and on a schedule attached to a Subsequent Sale Agreement.

Subsequent Sale Agreement:    Each sale agreement, dated as of a Subsequent Sales Date, pursuant to which the Seller sells any Subsequent Mortgage Loans to the Depositor, which Subsequent Mortgage Loans are sold, transferred and assigned by the Depositor to the Trust.

Subsequent Sale Date:    The date of each Subsequent Sale Agreement.

Substitute Mortgage Loan:    A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Scheduled Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vi) comply with each representation and warranty set forth in Schedule VI to this Agreement and in Section 3.01(h) of the Sale Agreement.

Substitution Adjustment Amount:    The meaning ascribed to such term pursuant to Section 2.3.

Target Overcollateralization Amount:    With respect to (i) any Distribution Date prior to the Cross-over Date, shall equal [•]% of the Pool Scheduled Principal Balance of the Assets as of [•], and (ii) for any other Distribution Date, shall equal the lesser of (x) [•]% of the Scheduled Principal Balance of the Assets as of [•], and (y) [•]% of the then current Pool Scheduled Principal Balance of the Assets; provided, however, that in no event shall the Target Overcollateralization Amount be less than [•]% of the Pool Scheduled Principal Balance of the Assets as of [•].

Tax Matters Person:    The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)1T. Initially, the Tax Matters Person shall be the [Securities Administrator/Trustee].

Tax Matters Person Certificate:    The Class R Certificate with a Denomination of $0.05.

Transfer:    Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Trustee:    [•] and its permitted successors and assigns and, if a successor trustee is appointed hereunder, such successor.

Trustee Fee:    As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by (i) the Pool Scheduled Principal Balance plus (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) with respect to such Distribution Date.

Trustee Fee Rate:    With respect to each Mortgage Loan, [•]% per annum.

Trust Fund:    The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal and any applicable Prepayment Premiums received thereon or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Balance thereof; (ii) the Accounts, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan including the Mortgaged Properties and any Additional Collateral and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Financial Assets and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-Off Date Balance thereof; (v) all rights under the Purchase Agreements and Servicing Agreements, and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

UCC:    The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriters:    [•].

Underwriting Agreement:    The Underwriting Agreement, dated [•], among the Seller, the Depositor and the Underwriters.

Underwriter’s Exemption:    Prohibited Transaction Exemption                  ,      Fed. Reg.              (            ), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

U.S. Person:    (i) A citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes (iii) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a person that is not a U.S. Person within the meaning this paragraph, (iv) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons).

Unscheduled Distribution Amount:    As to any Distribution Date, an amount equal to the sum of (i) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Liquidation

Proceeds allocable to principal received with respect to such Mortgage Loan and (ii) the amount described in clause (f) of the definition of “Formula Principal Amount” for such Distribution Date.

Voting Rights:    The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) [0.5]% of all Voting Rights shall be allocated to the Residual Certificates (b) [0.75]% to each of the Class X and the Class A-IO Certificates (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Amounts of their respective Certificates on such date.

ARTICLE II

DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

SECTION 2.1    Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a)    Concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes (collectively, the “Assets”), without limitation, (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest to any Prepayment Premiums received on or with respect to the Mortgage Loans on and after the Cut-off Date, (iii) all of the Depositor’s right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Collection Account, any Financial Asset Custodial Account or any Escrow Account established with respect to the Mortgage Loans; (iv) all of the Depositor’s rights under the Purchase Agreements and the Servicing Agreements as modified by the Acknowledgements and the Sale Agreement; (v) all of the Depositor’s right, title or interest in REO Property and the proceeds thereof; (vi) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; (vii) all of the Depositor’s right, title and interest in and to the Financial Assets and the proceeds thereof; (viii) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans; and (ix) any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.2, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

(b)    In connection with such transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i)    with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable) or, with respect to any Lost Mortgage Note, a lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the original Mortgage Note;

(ii)    with respect to each Mortgage Loan (other than a Cooperative Loan), the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan and bearing evidence that such Mortgage has been recorded in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu of the original of the Mortgage, a true copy of the Mortgage certified by the originator, or a duplicate or conformed copy of the Mortgage, together with a certificate of either the closing attorney or an officer of the title insurer that issued the related title insurance policy, certifying that such copy represents a true and correct copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located);

(iii)    with respect to each Mortgage Loan (other than a Cooperative Loan or with respect to a Mortgage Loan registered on the MERS System), the Assignment of Mortgage in form and substance acceptable for recording in the relevant jurisdiction, such assignment being either (A) in blank, without recourse, or (B) or endorsed to “                    , as Trustee of the E*TRADE MBSC Trust 200_-_, Mortgage-Backed Certificates Series 200_-_, without recourse,”

(iv)    with respect to each Mortgage Loan (other than a Cooperative Loan), the originals or certified copies of all Intervening Assignments of the Mortgage, if any, with evidence of recording thereon, showing a complete chain of title to the last endorsee, including any warehousing assignment (or to MERS, if the Mortgage Loan is registered on the MERS System and noting the presence of a MIN);

(v)    with respect to each Mortgage Loan (other than a Cooperative Loan), any assumption, modification, written assurance, substitution, consolidation, extension or guaranty agreement, if applicable;

(vi)    with respect to each Mortgage Loan (other than a Cooperative Loan), the original lender’s title policy (or a copy thereof) with respect to any such Mortgage Loan, or, if such policy has not yet been delivered by the insurer, the title commitment or title binder to issue same; and

(vii)    if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required, in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located).

(viii)    with respect to each Mortgage Loan which constitutes a Cooperative Loan:

(a)    the original loan and security agreement;

(b)    the original Cooperative Shares;

(c)    a stock power executed in blank by the person in whose name the Cooperative Shares are issued;

(d)    the Proprietary Lease or occupancy agreement accompanied by an assignment in blank of such proprietary lease;

(e)    the recognition agreement executed by the Cooperative Corporation, which requires the Cooperative Corporation to recognize the rights of the lender and its successors in interest and assigns, under the cooperative;

(f)    UCC1 financing statements with recording information thereon from the appropriate governmental recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the jurisdiction in which the cooperative project is located, accompanied by UCC3 financing statements executed in blank for recordation of the change in the secured party thereunder;

(g)    the original policy of title insurance or with respect to any such Cooperative Mortgage Loan, if such policy has not yet been delivered by the insurer, the title commitment or title binder to issue same; and

(h)    any guarantees, if applicable.

(ix)    with respect to each Financial Asset, the relevant documentation including but not limited to copies of the related offering document, any physical certificate evidencing an interest in such Financial Asset and copies of all reports and notices received to date relating to the issuance of and payment on such Financial Asset.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all Intervening Assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iv) or (vi) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iv) above, or because the title policy has not been delivered by the applicable title insurer in the case of clause (vi) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iv) above, such original Mortgage or such Intervening Assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, or the original lender’s title policy (or copy thereof) promptly upon receipt but in no event shall any such delivery be made later than 270 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such Intervening Assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such Intervening Assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within one year following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Seller, the Depositor or the Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

(c)    The Depositor shall cause Assignments of Mortgage with respect to each Mortgage Loan other than a Cooperative Loan to be completed in the form specified in Section 2.1(b)(iii) above within 30 days following the Closing Date; provided, however, that such Assignments of Mortgage need not be recorded unless and until the applicable Servicer determines, in good faith business judgment, that such Assignment of Mortgage is required to be recorded to protect the Trustee’s interest in the related Mortgage Loans. Any such recordation of an Assignment of Mortgage shall be an expense of the Depositor.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Depositor (at the Seller’s expense) further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

In the case of Mortgage Loans that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, shall deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 4.1 hereof.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the Custodian on its behalf are and shall be held by the [Master Servicer] or the related Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee or the Custodian on its behalf.

SECTION 2.2    Acceptance by Trustee of the Mortgage Loans.

(a)    The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E and declares that it holds and shall hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or shall hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it shall maintain possession of the Mortgage Notes in the State of [•], unless otherwise permitted by the Rating Agencies.

The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Servicer and the Seller an Initial Certification in the form annexed hereto as Exhibit E. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

Not later than ninety (90) days after the Closing Date, the Trustee shall deliver to the Depositor, the Servicer and the Seller a Final Certification with respect to the Mortgage Loans in the form annexed hereto as Exhibit F, with any applicable exceptions noted thereon.

If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1 hereof, the Trustee shall list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

(b)    The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein.

(c)    Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Sale Agreement, the Acknowledgements, together with the related Purchase Agreements and the Servicing Agreements.

SECTION 2.3    Discovery of Breach; Repurchase and Substitution of Mortgage Loans.

(a)    Pursuant to Section 3.01(h) of the Sale Agreement, the Seller has made certain representations and warranties as to the characteristics of the Mortgage Loans (set forth in Schedule VI of this Agreement) as of the Closing Date and the conveyance thereof from the Seller to the Depositor, for the benefit of the Trustee and the Certificateholders and the Seller has agreed to comply with the provisions of this Section 2.3 in respect of a breach of any of such representations and warranties.

It is understood and agreed that such representations and warranties set forth in Section 3.01(h) of the Sale Agreement shall survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by the Depositor or receipt of written notice of any materially defective document in, or, following the date of delivery to the Trustee of a Final Certification, that a document is missing from, a Mortgage File, or discovery by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Sale Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a “Defective Mortgage Loan”) (each of such parties hereby agreeing to give written notice thereof to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such defective or missing document or breach and request that the Depositor deliver such missing document or cure or cause the cure of such defect or breach within 90 days from the date that the Depositor discovered or was notified of such missing document, defect or breach, and if the Depositor does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Sale Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90-day period (subject to Section 2.3(b) and 2.3(c) below); provided, however, that, subject to Sections 2.3(b) and 2.3(c) in connection with any such breach that could not reasonably have been cured within such 90-day period, if the Seller shall have commenced to cure such breach within such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within an additional 90-day period. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, or its designee, upon receipt of written certification from the Securities Administrator of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

In lieu of repurchasing any such Mortgage Loan as provided above, either party may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a “Deleted Mortgage Loan”) and substitute one or more Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.3(b) below. If the Seller is not a member of MERS at the time when it repurchases a Mortgage Loan and the Mortgage is registered on the MERS® System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’s rules and regulations. It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)    Subject to Section 2.3(c), any substitution of Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.3(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Substitute Mortgage Loan or Loans, such substitution shall be effected by delivering to the Trustee, for such Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Substitute Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Files and deliver to the Trustee and the Depositor, with respect to such Substitute Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Custodian shall deliver to the Trustee and the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Substitute Mortgage Loans, with any exceptions noted thereon. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Substitute Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all representations and warranties thereof included in the Sale Agreement, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer shall determine the excess (each, a “Substitution Adjustment Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Scheduled Principal Balance of the Substitute Mortgage Loans replacing such Deleted Mortgage Loans, together with one month’s interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the

Seller shall deliver or cause to be delivered to the Servicer for deposit in the related Collection Account an amount equal to the related Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Substitute Mortgage Loan or Loans and certification by the related Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the Startup Date” under Section 860G(d)(l) of the Code, or (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(c)    Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) and the related REMIC provisions of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the applicable party shall repurchase or, subject to the limitations set forth in Section 2.3(b), substitute one or more Substitute Mortgage Loans for the affected Mortgage Loan within 75 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.3(a) above. The Trustee shall re-convey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(d)    The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of such party relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.3 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the Startup Date” under Section 860G(d)(1) of the Code, or (ii) any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding.

SECTION 2.4    Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 2.5    Grant Clause.

(a)    It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b)    The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE DEPOSITOR AND MASTER SERVICER

SECTION 3.1    Representations and Warranties of the Depositor.

(a)    The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders and to the Master Servicer [and the Securities Administrator] as of the Closing Date or such other date as is specified that:

(i)    the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)    the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)    the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)    this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)    there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi)    immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of each Mortgage Loan;

(vii)    this Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the “UCC”), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)    the Mortgage Loans constitute “instruments” within the meaning of the applicable UCC;

(ix)    all original executed copies of each Mortgage Note that constitute or evidence the Mortgage Loans have been delivered to the Trustee;

(x)    other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(xi)    none of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee;

(xii)    the Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee;

(xiii)    the foregoing representations made in this Section 3.1 shall survive the termination of this Agreement and shall not be waived by any party hereto.

SECTION 3.2    Representations and Warranties of the Master Servicer.

(a)    The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)    it is validly existing and in good standing under the laws of the United States of America as a [national banking association], and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)    the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)    this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)    the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)    the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)    no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)    the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)    no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix)    the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x)    the Master Servicer is a member of MERS in good standing; and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

(b)    It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Securities Administrator, the Trust Fund and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties in this Section 3.2. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee, in respect of any breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

ARTICLE IV

ADMINISTRATION OF TRUST FUND

SECTION 4.1    Collection Accounts; Distribution Account.

(a)    On or prior to the Closing Date, the Master Servicer shall have caused the Servicers to establish and maintain one or more Collection Accounts, which shall be Eligible Accounts into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the related Servicing Agreement, shall be deposited. On each Remittance Date, the Servicers shall remit to the Trustee for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the related Servicing Agreement.

(b)    The Trustee shall establish and maintain an Eligible Account entitled “Distribution Account of                 , as Trustee for the benefit of the Holders of the E*TRADE MBSC Trust 200_-        , Mortgage-Backed Certificates, Series 200_-         .” The Trustee shall, promptly

upon receipt from the Servicers on each Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

(i)    the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Collection Accounts and the amount of any Monthly Advances, Servicing Advances or Compensating Interest Payments with respect to the Mortgage Loans;

(ii)    any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Monthly Advances, Servicing Advances or Compensating Interest Payments with respect to the Mortgage Loans not paid by the Servicers; and

(iii)    any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(c)    In the event the Master Servicer or a Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Master Servicer or the related Servicer, as applicable, by delivery of an Officer’s Certificate to Trustee which describes the amount deposited in error.

(d)    On each Distribution Date, the Trustee shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.1. The Trustee may from time to time withdraw from the Distribution Account and pay the Master Servicer, the Trustee, the Securities Administrator or any Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to the clauses (A) through (D) of the definition of Available Distribution Amount.

(e)    Funds in the Distribution Account may be invested in Permitted Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Master Servicer, then such Permitted Investment shall mature not later than such applicable Distribution Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Distribution Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.

SECTION 4.2    Permitted Withdrawals from the Distribution Account.

The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold hereunder. In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)    subject to Section 5.1 hereof, to pay to itself the Trustee Fee for the related Distribution Date;

(ii)    subject to Section 5.1 hereof, to pay the Master Servicer the Master Servicing Fee for the related Distribution Date;

(iii)    to withdraw and return to the related Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

(iv)    to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 10.1 hereof.

SECTION 4.3    Advances by Master Servicer.

If any Servicer fails to remit any Advance required to be made under the applicable Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the Distribution Date immediately following such Determination Date, remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Master Servicer and each Servicer shall be entitled to be reimbursed for all Advances made by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is a Non-recoverable Advance, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is a Non-recoverable Advance, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Trustee to such effect; provided, that, with respect to any Mortgage Loan for which the related Servicer provided an Officer Certificate that any Advance would constitute a Non-recoverable Advance, such Officer’s Certificate shall fulfill the Master Servicer’s obligations under this Section 4.3.

SECTION 4.4    Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid but not actually paid by the Servicers. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

SECTION 4.5    Pre-Funding Account.

(a)    The Trustee shall establish and maintain an Eligible Account, to be held in trust for the benefit of Certificateholders, entitled “Pre-Funding Account of [•], as Trustee, for the benefit of Holders of the E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates.” On the

Closing Date, the Depositor will cause to be deposited to the Pre-Funding Account the Pre-Funded Amount.

(b)    Amounts on deposit in the Pre-Funding Account (exclusive of investment earnings thereon) shall solely be applied to acquire Subsequent Mortgage Loans.

(c)    On any Subsequent Sale Date, the Depositor shall instruct the Trustee, in writing, to withdraw funds (exclusive of investment earnings) from the Pre-Funding Account (specifying the applicable sub-account, if applicable) in an amount equal to the price for the Subsequent Mortgage Loans to be acquired on such Subsequent Sale Date, and to pay such amount to the order of the Depositor. In no event shall the Trustee withdraw from the Pre-Funding Account an amount in excess of the Pre-Funded Amount (or portion thereof) deposited to such Account on the Closing Date.

(d)    During the Pre-Funding Period, amounts on deposit in the Pre-Funding Account may be invested in Permitted Investments by the Trustee at the direction of the Depositor, or in absence of direction from the Depositor, in money market funds described in paragraph (viii) of the definition of Permitted Investments in Article I. All such Permitted Investments shall be made in the name of the Trustee (in it capacity as such) or its nominee. Any investment earnings on such Permitted Investments held in the Pre-Funding Account shall be immediately transferred to the Distribution Account and constitute part of the Available Distribution Amount for distribution to the related Certificateholders on the next succeeding Distribution Date.

(e)    On the last day of the Pre-Funding Period, the Trustee shall transfer any remaining Pre-Funded Amount on deposit in the Pre-Funding Account (or sub-account thereof, if applicable) to the Distribution Account, which will be held uninvested, and will be included in the Available Distribution Amount for distribution to the Certificates as an additional prepayment of principal on the immediately following Distribution Date in accordance with the priorities set forth in Section 5.1 and terminate such Account.

(f)    The Pre-Funding Account shall not be an asset of any REMIC created under this Agreement.

(g)    The Trustee, on behalf of the Trust, shall be the legal owner of the Pre-Funding Account. All amounts earned on deposits in the Pre-Funding Account shall be taxable to                     . The Trustee shall release to                      all investment earnings in the Pre-Funding Account on the Business Day immediately following the end of the Pre-Funding Period.

(h)    Withdrawals pursuant to this section clause 4.5 shall be treated as contributions of cash to the Pooling REMIC on the date of withdrawal.

(i)    Each Subsequent Mortgage Loan acquired with funds from the Pre-Funding Account shall be acquired pursuant to a fixed price contract within the meaning of Internal Revenue Code § 860G(a)(3)(A)(ii).

(j)    On the Subsequent Sales Date, each Subsequent Mortgage Loan must meet the following conditions: (i) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 30 years; (ii) the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates; (iii) no Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than 100%; (iv) each Subsequent Mortgage Loan will be underwritten in accordance with the underwriting guidelines used for the original Mortgage Loans; and (v) the acquisition of the Subsequent Mortgage Loans will not lower the weighed average annual percentage rate of all of the Mortgage Loans held by the Trust Fund by 100 basis points or more.

SECTION 4.6    Financial Assets Custodial Account.

(a)    The Trustee, shall establish and maintain an Eligible Account, to be held in trust for the benefit of Certificateholders, entitled “Financial Assets Custodial Account of [•], as Trustee, for the benefit of the Holders of the E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates.” On the Closing Date, the Depositor shall cause to be deposited in the Financial Assets Custodial Account the those Financial Assets identified on Schedule II.

(b)    The Financial Asset Custodial Account is a “securities account” (within the meaning of Section 8-501(a) of the UCC) in respect of which the Trustee is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and the Trustee is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC).

(c)    The Trustee hereby agrees that each item of property (whether cash, a security, an instrument or any other property whatsoever) credited to any of the Accounts shall be treated as a “financial asset” under Article 8 of the UCC. All securities and other financial assets credited to the Financial Asset Custodial Account that are in registered form or that are payable to or to order shall be (i) registered in the name of, or payable to or to the order of, the Trustee, (ii) endorsed to or to the order of the Trustee or in blank or (iii) credited to another securities account maintained in the name of the Trustee.

(d)    The Trustee agrees that its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) with respect to the Accounts is the State of [•].

(e)    Any distributions received in respect of the Financial Assets during the related Due Period shall be remitted to the Distribution Account on or prior to the related Distribution Date for Distribution pursuant to Section 5.1 of this Agreement.

SECTION 4.7    Calculation of LIBOR.

(a)    For each LIBOR Determination Date, the Trustee will determine the arithmetic mean of the London Interbank Offered Rate quotations for one-month Eurodollar deposits (“LIBOR”) for the succeeding Accrual Period on the basis of the Reference Banks’ offered LIBOR quotations provided to the Trustee as of 11:00 a.m. (London time) for such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, “Reference Banks” means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Designated Telerate Page for the LIBOR Determination Date in question and (iii) which have been designated as such by the Servicer and are able and willing to provide such quotations to the Servicer for each LIBOR Determination Date. “Designated Telerate Page”

means the [BBA Page][the Bloomberg Screen US0001 Index Page]. [“BBA Page” means the interest settlement rates set by the British Bankers’ Association as currently displayed on the Dow Jones Telerate Service page 3750.] [“Bloomberg Screen US0001M Index Page” means the display designated as page US0001M on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks)]. If any Reference Bank should be removed from the Telerate Page or in any other way fails to meet the qualifications of a Reference Bank, the Trustee may, in its sole discretion, designate an alternative Reference Bank.

(b)    For each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Trustee as follows:

(i)     If, for any LIBOR Determination Date, two or more of the Reference Banks provide offered LIBOR quotations on the Telerate Page, LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

(ii)     If, for any LIBOR Determination Date, only one or none of the Reference Banks provides such offered LIBOR quotations for the next applicable Accrual Period, LIBOR for the next Accrual Period will be the higher of (x) LIBOR as determined for the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The “Reserve Interest Rate” will be the rate per annum that the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London Interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

(iii)    If, for any LIBOR Determination Date, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next applicable Accrual Period will be LIBOR as determined for the previous LIBOR Determination Date.

(c)    Notwithstanding the foregoing, LIBOR for an Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for an Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Trustee shall select an alternative index (over which the Trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

(d)    The establishment of LIBOR (or an alternative index) by the Trustee for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

SECTION 4.8    Monthly Statements to Certificateholders.

(a)    Not later than each Distribution Date, the Trustee shall prepare and make available to each Certificateholder, the Master Servicer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

(i)    the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii)    the amount thereof allocable to interest, any accrued and unpaid Interest Distribution Shortfall Amounts included in such distribution and any remaining unpaid Interest Distribution Shortfall Amount after giving effect to such distribution;

(iii)    if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)    the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)    the Pool Scheduled Principal Balance for the following Distribution Date;

(vi)    the Senior Percentage and Subordinate Percentage for the following Distribution Date;

(vii)    the amount of the Servicing Fees paid to or retained by each Servicer with respect to such Distribution Date, and the amount of Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

(viii)    the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(ix)    the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

(x)    the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xi)    with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

(xii)    the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xiii)    the Senior Prepayment Percentage for the following Distribution Date;

(xiv)    the aggregate amount of Realized Losses incurred during the preceding calendar month;

(xv)    the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date; and

(xvi)    the Pre-Funded Amount, if any, in the Pre-Funding Account on the related Distribution Date, the amount of funds, if any, used to purchase Subsequent Mortgage Loans during the Pre-Funding Period and the amount of funds, if any, allocated as a prepayment of principal at the end of the Pre-Funding Period.

The Trustee may make the above information available to Certificateholders via the Trustee’s website at [•].

(b)    The Trustee’s responsibility for disseminating the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicers and/or the Master Servicer.

(c)    Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.8 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.9    Reports to the Securities and Exchange Commission.

(a)    Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K with a copy of the statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to [•], the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to [•] and annually thereafter (if required), the Master Servicer shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include, to the extent available, as exhibits (i) each applicable Servicer’s annual statement of compliance described under the related Servicing Agreement, (ii) each applicable Servicer’s accountants report described under the related Servicing Agreement, (iii) the Master Servicer’s accountant’s report described in Section 8.15, if applicable, in each case to the extent timely delivered, if applicable, to the Master Servicer, and (iv) a written certification signed by an officer of the Master Servicer that complies with the Sarbanes-Oxley Act of 2002 as in effect on the date of this Agreement and the August 27, 2002, Statement by the Staff of the Division of Corporation Finance of the Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14 as in effect as of the date of this Agreement. If items (i) and (ii) in the preceding sentence are not timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Trustee hereby grants to the Master Servicer a limited power of attorney to execute and file each Form 8-K and Form 10-K on behalf of the Trust Fund. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor and the Trustee each agree to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to the Depositor.

(b)    The Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer’s obligations under this Section 4.9 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Master Servicer in connection with this Section 4.9 shall not be reimbursable from the Trust Fund.

ARTICLE V

DISTRIBUTIONS AND LOSS ALLOCATION

SECTION 5.1    Priorities of Distribution.

(a)    On each Distribution Date, the Trustee shall withdraw the Available Distribution Amount from the Distribution Account and apply such funds to distributions on the Certificates (other than the Class P Certificates) in the following order and priority and, in each case, to the extent of Available Distribution Amount remaining:

(i)    to the payment to the Trustee of the Trustee Fee;

(ii)    to the payment to the Master Servicer of the Master Servicing Fee;

(iii)    concurrently, to each class of the Class A Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(iv)    to the Class M-1 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(v)     to the Class M-2 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(vi)    to the Class B-1 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(vii)    to the Class B-2 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(viii)    concurrently, to each class of the Class A Certificates, any Senior Principal Distribution Amounts remaining unpaid from previous Distribution Dates, to be allocated among the Class A Certificates pro rata based on their respective unpaid Senior Principal Distribution Amounts;

(ix)    to the class A certificates, the Senior Principal Distribution Amount, allocated in the following sequential order:

(A)    first, to the Class A-1 Certificates in reduction of their certificate principal amount, until reduced to zero; and

(B)    second, to the Class A-2 Certificates in reduction of their certificate principal amount, until reduced to zero;

provided, however, that on any distribution date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Amount of the Class A Certificates immediately prior to the related Distribution Date, the Senior Principal Distribution Amount will be allocated among the class A certificates pro rata based upon their respective Certificate Principal Amounts.

(x)    to the Class M-1 Certificates, interest on any Applied Loss Amount allocated to the Class M-1 Certificates on or before the Distribution Date at the Pass-Through Rate for the Class M-1 Certificates, any Class M-1 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class M-1 Principal Distribution Amount until the class M-1 Certificate Principal amount is reduced to zero;

(xi)    to the Class M-2 Certificates, interest on any Applied Loss Amount allocated to the Class M-2 Certificates on or before the Distribution Date at the Pass-Through Rate for the Class M-2 Certificates, any Class M-2 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class M-2 Principal Distribution Amount until the class M-2 Certificate Principal Amount is reduced to zero;

(xii)    to the Class B-1 Certificates, interest on any Applied Loss Amount allocated to the Class B-1 Certificates on or before the Distribution Date at the Pass-Through Rate for the Class B-1 Certificates, any Class B-1 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class B-1 Principal Distribution Amount until the class B-1 Certificate Principal Amount is reduced to zero;

(xiii)    to the Class B-2 Certificates, interest on any Applied Loss Amount allocated to the Class B-2 Certificates on or before the Distribution Date at the Pass-Through Rate for the Class B-2 Certificates, any Class B-2 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class B-2 Principal Distribution Amount until the class B-2 Certificate Principal Amount is reduced to zero;

(xiv)    sequentially (A) to each class of Class A Certificates (other than the Class A-IO Certificates) in the manner provided in Subparagraph (ix) above, (B) to the Class M-1 Certificates, (C) to the Class M-2 Certificates, (D) to the Class B-1 Certificates and (E) to the Class B-2 Certificates, in that order, the Overcollateralization Build Amount for such Distribution Date, in reduction of the Certificate Principal Amount of each Class until it has been reduced to zero;

(xv)    to the class X certificates, in the following sequential order:

(A)    the current Class X Strip Amount; and

(B)    any Class X Strip Amounts from previous distribution dates remaining unpaid; and

(xvi)     finally, any remainder to the class R certificates.

(b)    Notwithstanding the priority and allocation contained in Section 5.1, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments shall be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayments otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on their respective Class Principal Amounts immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Sections 5.1(a)(vi), (vii) and (x) - (xiii)above.

(c)    On each Distribution Date, the Trustee, from the Available Distribution Amount, shall pay to the Class P Certificates the Class P Payment Amount.

(d)    Amounts distributed to the Residual Certificates pursuant to subparagraph (a)(xv) of this Section 5.1 above on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date.

SECTION 5.2    Allocation of Realized Losses.

(a)    On or prior to each Determination Date, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date based upon information aggregated by the Master Servicer from each of the Servicers.

Realized Losses with respect to any Distribution Date shall be allocated as follows (each allocation, an “Applied Loss Amount”):

(i)    any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Amount of each such Class is reduced to zero, and second to the Senior Certificates, pro rata on the basis of their respective Class Principal Amounts, in each case immediately prior to the related Distribution Date, until the respective Class Principal Amount of each such Class is reduced to zero; and

(ii)    any Excess Losses shall be allocated to the Senior Certificates and the Subordinate Certificates then outstanding, pro rata, on the basis of their respective Class Principal Amounts, in each case immediately prior to the related Distribution Date.

(b)    The Class Principal Amount of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Pool Scheduled Principal Balance for the following Distribution Date.

(c)    Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Amount of a Class of Certificates pursuant to Section 5.2(a) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Amounts.

(d)    Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Amount of a Certificate, pursuant to Section 5.2(a) above shall be accomplished by reducing the Certificate Principal Amount thereof, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Amount.”

ARTICLE VI

THE CERTIFICATES

SECTION 6.1    The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 10.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 6.2    Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)    The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)    No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect the transfer of a Class [•] Certificate and such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit G (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit H (the “Investment Letter”) or Exhibit I (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received a Benefit Plan Affidavit in the form of Exhibit K to the effect that (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA Restricted Certificate that has been the subject of an ERISA Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase and holding of such ERISA Restricted Certificate will not result in the assets of the Trust Fund being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquiror’s) acceptance of the ERISA Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)    The preparation and delivery of all certificates and opinions referred to above in this Section 6.2 in connection with transfer shall be at the expense of the parties to such transfers.

(d)    Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry

Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing at least 51% of the Certificate Principal Amount of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(e)    Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit L representing and warranting, among other things, that such transferee is a Permitted Transferee. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is a Permitted Transferee. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor and the Trustee shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Trustee and/or Securities Administrator making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 6.2(e), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 6.2(e), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.2(e), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.2(e), or for the Trustee making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 6.2(e).

(f)    Each Holder of an ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

SECTION 6.3    Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.4    Persons Deemed Owners.

The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee nor any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

SECTION 6.5    Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten (10) Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 6.6    Maintenance of Office or Agency.

The Trustee shall maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office at [•] for such purposes. The Trustee shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

SECTION 6.7    Limitation on Rights of Holders.

(a)    The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee, Master Servicer or Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)    No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Master Servicer Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 51% of the Class Principal Amount or Class Notional Principal Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.8    Acts of Holders of Certificates.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)    The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Master Servicer, nor the Depositor shall be affected by any notice to the contrary.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE VII

THE DEPOSITOR

SECTION 7.1    Liabilities of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

SECTION 7.2    Merger or Consolidation of the Depositor.

The Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7.3    Limitation on Liability of the Depositor and Others.

None of the Depositor or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor shall be entitled to be reimbursed therefor out of the Distribution Account on any Distribution Date.

ARTICLE VIII

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS BY THE MASTER SERVICER

SECTION 8.1    Duties of the Master Servicer; Enforcement of Servicers’ Obligations.

(a)    The Master Servicer, on behalf of the Trustee, the Depositor and the Certificateholders shall monitor the performance of each Servicer, and shall use its reasonable good faith efforts to cause each Servicer to duly and punctually perform all of its duties and obligations in accordance with the terms of the applicable Servicing Agreement (including the obligation of each Servicer to maintain an errors and omissions policy and Fidelity Bond). Upon the occurrence of an “Event of Default” (as defined in the applicable Servicing Agreement) of which an Authorized Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Trustee thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such default shall be continuing, the Master Servicer may, and shall if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer as provided in the applicable Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against such Servicer; and/or (iii) waive any such default or take any other action with respect to such default as is permitted thereunder.

(b)    Upon any termination by the Master Servicer of a Servicer’s rights and powers pursuant to the Servicing Agreement, subject to Section 8.11 the Master Servicer shall either (i) with the consent of the Trustee and the Rating Agencies, such consent not to be unreasonably withheld, and in accordance with the applicable provisions of the Servicing Agreement, appoint a successor servicer under the related Servicing Agreement or (ii) assume the obligations of the terminated Servicer under the related Servicing Agreement; provided, however, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer (including the Master Servicer). In connection with the appointment of any successor servicer, the Master Servicer may make such arrangements for the compensation of such successor as it and such successor shall agree, but in no event shall such compensation of any successor servicer (including the Master Servicer) be in excess of that payable to the nominated Servicer.

(c)    The Master Servicer shall pay the costs of such enforcement (including the termination of any Servicer, the appointment of a successor servicer or the transfer and assumption of the servicing by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are insufficient to reimburse the Master Servicer for such costs of enforcement, from the Trust Fund, as provided in Section 8.2.

(d)    If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for the errors or omissions of such Servicer.

(i)    Upon any termination of a Servicer’s rights and powers pursuant to its Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Rating Agencies, specifying in such notice that the Master Servicer or any successor servicer, as the case may be, has succeeded the Servicer, which notice shall also specify the name and address of any such successor servicer.

(ii)    Neither the Depositor nor the Trustee shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under the related Servicing Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

(e)    The Master Servicer is hereby authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Servicer, when the Master Servicer or the related Servicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders of any of them, any and all instruments of assignment and other comparable instrument with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer.

SECTION 8.2    Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid by the Trust Fund, and may either retain or withdraw from the Distribution Account, (i) its Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed Monthly Advances, Servicer Advances and Non-recoverable Advances in accordance with the definition of “Available Distribution Amount” and (iii) amounts representing assumption fees, late payment charges or other ancillary income not included in the definition of “Available Distribution Amount” and which are not required to be remitted by the Servicers to the Trustee or deposited by the Trustee into the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 8.3    Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

SECTION 8.4    Resignation of Master Servicer.

Except as otherwise provided in Sections 8.3 and 8.5 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If, at any time, the Master Servicer resigns under this Section, or transfers or assigns its rights and obligations under Section 8.5, then at such time as [•] also shall resign (and shall be entitled to resign) as Securities Administrator under this Agreement. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 8.2).

SECTION 8.5    Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrading of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer. Such successor Master Servicer shall also pay the fees of the Trustee and the Securities Administrator, as provided herein.

SECTION 8.6    Limitation on Liability of the Master Servicer.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers in this Agreement.

SECTION 8.7    Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Securities Administrator and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator or the Trustee to indemnification under this Section 8.7, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

SECTION 8.8    Master Servicer Events of Default.

“Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)    any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii)    any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 3.2, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv)    the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v)    the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)    The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 8.3 hereof; or

(vii)    If a representation or warranty set forth in Section 3.2 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities

Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(viii)    A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ix)    After receipt of notice from the Trustee, any failure of the Master Servicer to make any Advances required to be made hereunder.

If a Master Servicer Event of Default described in clauses (i) through (ix) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (or if another successor Master Servicer shall at such time have already been appointed in accordance with Section 8.9, in such successor Master Servicer) pursuant to and under this Section (subject to Section 8.9), and, without limitation, the Trustee (or such other successor Master Servicer appointed in accordance with Section 8.9) is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee (or such other successor Master Servicer appointed in accordance with Section 8.9) with all documents and records in the Master Servicer’s possession requested by the Trustee (or such other successor Master Servicer appointed in accordance with Section 8.9) to enable the Trustee (or such other successor Master Servicer appointed in accordance with Section 8.9) to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee (or such other successor Master Servicer appointed in accordance with Section 8.9) in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee (or such other successor Master Servicer appointed in accordance with Section 8.9) for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and shall continue to be entitled to the benefits of Section 8.6, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.8, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

SECTION 8.9    Trustee to Act; Appointment of Successor.

(a)    On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 8.1 and the obligation to deposit amounts in respect of losses pursuant to Section 8.1) by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities during the period following the termination of the Master Servicer reasonably necessary for the Trustee as successor to the Master Servicer hereunder to assume the duties and responsibilities of the Master Servicer or caused by the Master Servicer’s failure to provide information, documents or funds (or any other items reasonably requested by the Trustee in order to succeed to the Master Servicer’s responsibilities, duties and liabilities hereunder) required by Section 8.8 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder and shall not result in any liability to the Trustee. As compensation therefor, the Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $50,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to indemnify the Trustee pursuant to Section 8.7, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All costs and expenses associated with the transfer of the master servicing responsibilities shall be paid by the terminated Master Servicer upon presentation of reasonable documentation of such costs.

(b)    No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

(c)    In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (c). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 8.10    Notification to Certificateholders.

(a)    Upon any termination of the Master Servicer pursuant to Section 8.8 above or any appointment of a successor to the Master Servicer pursuant to Section 8.9 above, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b)    Not later than the later of (i) 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default and (ii) five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

SECTION 8.11    Master Servicer to Act as Servicer; Appointment of Successor.

On and after the time any Servicer resigns or is terminated pursuant to the terms of the applicable Servicing Agreement, the Master Servicer either shall appoint a successor servicer pursuant to the related Servicing Agreement or shall assume the obligations of such Servicer in its capacity as Servicer under the related Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions of the applicable Servicing Agreement and applicable law. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the related Collection Account if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to a Servicer, the Master Servicer may, if it shall be unwilling to so act, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the related Servicer pursuant to the applicable Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer thereunder. Any successor to any Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Master Servicer, an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer), with like effect as if originally named as a party to the related Servicing Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation shall not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to the terminated Servicer, the Master Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the related Servicer pursuant to the Servicing Agreement. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of any Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor to any of the Servicers as Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as Servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to its Servicing Agreement.

SECTION 8.12    Notification to Certificateholders.

(a)    Upon any termination of or appointment of a successor to the Servicer, the Master Servicer or the Trustee, as applicable, shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)    Within sixty (60) days after the occurrence of any Master Servicer Event of Default, the Master Servicer or the Trustee, as applicable, shall transmit by mail to all Certificateholders notice of each such Master Servicer Event of Default hereunder known to the Master Servicer or the Trustee, as applicable, unless such Master Servicer Event of Default shall have been cured or waived.

SECTION 8.13    Records; Confidentiality.

(a)    The Master Servicer shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection and copying by the Depositor (at the Depositor’s expense) upon reasonable prior notice during normal business hours.

(b)    The Master Servicer hereby covenants to hold and treat all Confidential Information in confidence in accordance with this Section 9.13(b). The Master Servicer, including its subsidiaries, affiliates, directors, officers, employees, agents or controlling persons, agrees that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Confidential Information; (ii) shall not use Confidential Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of such Confidential Information; (iii) shall not disclose Confidential Information to third parties without the prior written consent of the Mortgagor other than for the purpose of taking permitted action under this Agreement or any other agreement; (iv) shall maintain adequate physical, technical and administrative safeguards to protect Confidential Information from unauthorized access; and (v) shall promptly notify the Mortgagor if it has sufficient reason to believe that there has been any breach of the confidentiality requirements contained in this Section 9.13(b). Disclosure of any Confidential Information by the Master Servicer at the request of its outside auditors or governmental regulatory authorities in connection with an examination of the Master Servicer by any such authority shall not constitute a breach of its obligations under this Section 9.13(b) and shall not require the prior consent of the Mortgagor so long as such disclosure is not in violation of the Right to Financial Privacy Act of 1978, as amended, the Gramm-Leach-Bliley Act of 1999 or other applicable law.

SECTION 8.14    Annual Officer’s Certificate as to Compliance.

(a)    The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before May 31 of each year, commencing on May 31,             , an Officer’s Certificate signed by a Servicing Officer, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)    Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

SECTION 8.15    Annual Independent Accountant’s Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certificate public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before May 31 of each year, commencing on May 31,              to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.1    Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(a)    unless a Master Servicer Event of Default known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)    the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)    the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

SECTION 9.2    Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 9.1:

(a)    the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)    the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

(f)    the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)    the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(h)    the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

(i)    the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 9.3    Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

SECTION 9.4    Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

SECTION 9.5    Trustee’s Fees and Expenses.

The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Servicer covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

SECTION 9.6    Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

SECTION 9.7    Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than sixty (60) days before the date specified in such notice when, subject to Section 9.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 9.8 meeting the qualifications set forth in Section 9.6. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.7 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.8 hereof.

SECTION 9.8    Successor Trustee.

Any successor trustee appointed as provided in Section 9.7 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 9.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.9    Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.6 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10    Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such

Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in the case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.8.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)    To the extent necessary to effectuate the purposes of this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)    No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)    The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)    The Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article . Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X

TERMINATION

SECTION 10.1    Termination upon Liquidation or Purchase of all Mortgage Loans.

Subject to Section 10.3, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Scheduled Principal Balance of each Mortgage Loan plus one month’s accrued interest thereon at the applicable Adjusted Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Seller at the expense of the Seller and (y) the Scheduled Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate and (b) the later of (i) the maturity or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement (any such event, an “Optional Termination”). In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Pool Scheduled Principal Balance, at the time of any such repurchase, aggregating less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans. If the Seller elects to terminate the Trust Fund pursuant to clause (a) of Section 10.1, at least twenty (20) days prior to the date notice is to be mailed to the affected Certificateholders, the Seller shall notify the Depositor and the Trustee of the date the Seller intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

SECTION 10.2    Final Distribution on the Certificates.

If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Master Servicer shall direct the Trustee shall promptly to send a final distribution notice to each Certificateholder.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the fifteenth (15th) day and no later than the tenth (10th) day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates shall be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 5.1, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to the Certificate Principal Amount thereof plus accrued interest thereon.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

SECTION 10.3    Additional Termination Requirements.

(a)    In the event the Seller exercises its purchase option as provided in Section 10.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Seller, to the effect that the failure to comply with the requirements of this Section 10.3 shall not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  Within ninety (90) days prior to the final Distribution Date set forth in the notice given by the Master Servicer under Section 10.2, the Master Servicer shall prepare and the Trustee, at the expense of the “tax matters person,” shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation;

(ii)    Within ninety (90) days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Seller for cash in accordance with Section 10.1;

(iii)    On the date specified for final payment of the Certificates, the Trustee shall cause to be made final distributions of principal and interest on the Certificates in accordance with Section 10.2 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv)    In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b)    The Trustee as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 10.3(a)(i) and to take such other action in connection therewith as may be reasonably requested by the Seller.

(c)    By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.

ARTICLE XI

REMIC ADMINISTRATION

SECTION 11.1    REMIC Administration.

(a)    The [Trustee/Securities Administrator] to cause the REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b)    The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c)    The [Trustee/Securities Administrator] shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The [Trustee/Securities Administrator] shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the [Trustee/Securities Administrator] in fulfilling its duties hereunder (including its duties as tax return preparer).

(d)    The [Securities Administrator shall prepare, and the Trustee] shall sign and file, [as instructed by the Securities Administrator], all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the [Trustee/Securities Administrator].

(e)    The [Trustee/Securities Administrator] or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the [Trustee/Securities Administrator] shall provide, upon receipt of additional reasonable compensation, (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)    The Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Securities Administrator, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

(g)    Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)    The [Trustee/Securities Administrator] shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)    No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)     Neither the [Trustee/Securities Administrator] nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)    The Trustee and the Securities Administrator shall treat the                      as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the holders of the Only Certificates and that is not an asset of any REMIC.

(l)    “The Class [R        ] Holder shall act as “tax matters person” with respect to the [                    ] REMIC and shall act as agent for the Class          Certificateholder as “tax matters person” with respect to the [                ] REMIC and the Securities Administrator shall act as agent for the Class [R        ] Holder in such roles, unless and until another party is so designated by the Class [R        ] Holder.”

SECTION 11.2    Prohibited Transactions and Activities.

Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article          of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

SECTION 11.3    Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the [Trustee/Securities Administrator] of its duties and obligations set forth herein, the [Trustee/Securities Administrator] shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the [Trustee/Securities Administrator] shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the [Trustee/Securities Administrator] has relied. Notwithstanding the foregoing, however, in no event shall the [Trustee/Securities Administrator] have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Servicing Agreement or under any Acknowledgement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the [Trustee/Securities Administrator] of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.1    Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Section 7.2, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Master Servicer and Depositor.

SECTION 12.2    Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

SECTION 12.3    Amendment.

This Agreement may be amended from time to time by the Depositor, the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself shall not represent a determination as to the materiality of any such amendment and shall represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Seller and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Seller, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment shall not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.1.

SECTION 12.4    Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 12.5    Provision of Information.

(a)    For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b)    The [Trustee/Securities Administrator] shall provide to any person to whom a Prospectus Supplement was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 4.9 and (ii) a copy of any other document incorporated by reference in the Prospectus Supplement. Any reasonable out-of-pocket expenses incurred by the [Trustee/Securities Administrator] in providing copies of such documents shall be reimbursed by the Depositor.

(c)    On each Distribution Date, the [Trustee/Securities Administrator] shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:                                         , a copy of the report delivered to Certificateholders pursuant to Section             .

SECTION 12.6    Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.7    Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the (i) Mortgage Loans by the Seller to the Depositor and (ii) the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement (within the meaning of the UCC of the State of New York) with respect to all such assets and security interests and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant pursuant to the terms of this Agreement (i) by the Seller to the Depositor or (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Seller and the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any UCC continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

SECTION 12.8    Notices.

(a)    The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)    Any material change or amendment to this Agreement;

(ii)    The occurrence of any Event of Default or Master Servicer Event of Default that has not been cured;

(iii)    The resignation or termination of any Servicer or the Trustee and the appointment of any successor;

(iv)    The repurchase or substitution of Mortgage Loans pursuant to the terms of this Agreement, the Sale Agreement or any of the Purchase Agreements; and

(v)    The final payment to Certificateholders.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

(i)    Each report to Certificateholders described in Section 4.6;

(ii)    Each annual statement as to compliance that it receives from the Servicer and/or the Master Servicer; and

(iii)    Each annual independent public accountants’ servicing report that it receives from the Servicer and/or the Master Servicer.

(b)    All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, by courier or by facsimile transmission to

(i)    in the case of the Depositor, E*TRADE Mortgage Backed Securities Corporation, [•], facsimile number: [•], Attention: [•];

(ii)    in the case of the Seller, E*TRADE Bank, [•], facsimile number: [•], Attention: [•] or such other address as may be hereafter furnished to the Depositor and the Trustee by the Seller in writing;

(iii)    in the case of the Trustee, [•], [Address], facsimile number: [•], Attention: [•], or such other address as the Trustee may hereafter furnish to the Depositor or the Master Servicer; and

(iv)    in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 12.9    Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.10    Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 12.11    Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

SECTION 12.12    Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Master Servicer Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.12, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.13    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 12.14    No Petitions.

The Trustee and the Master Servicer, by entering into this Agreement, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

SECTION 12.15    Certificates Fully Paid and Nonassessable.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 12.16    Protection of Assets.

(a)    Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust Fund created by this Agreement is not authorized and has no power to:

(i)    borrow money or issue debt;

(ii)    merge with another entity, reorganize, liquidate or sell assets; or

(iii)    engage in any business or activities.

(b)    Each party to this Agreement agrees that it shall not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

E*TRADE MORTGAGE BACKED SECURITIES CORPORATION, as Depositor

By:
Name:
Title:

[•], as Master Servicer and Securities Administrator

By:
Name:
Title:

[•], as Trustee

By:
Name:
Title:

[POOLING AND SERVICING AGREEMENT SIGNATURE PAGE]

Acknowledgment

The Seller hereby acknowledges its rights and obligations as Seller hereunder.

E*TRADE BANK, AS SELLER

By:
Name:
Title:

[POOLING AND SERVICING AGREEMENT SIGNATURE PAGE]

SCHEDULE I

Mortgage Loan Schedule

[Delivered at Closing to Trustee]

S-I-1

SCHEDULE II

Financial Asset Schedule

[Delivered at Closing to Trustee]

S-II-1

SCHEDULE III

Form of Monthly Statements to Certificateholders

S-III-1

SCHEDULE IV

Purchase Agreements

S-IV-1

SCHEDULE V

Servicing Agreements

S-V-1

SCHEDULE VI

Representations and Warranties of Seller

S-VI-1

EXHIBIT A

FORM OF SENIOR CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

E*TRADE MBSC TRUST 200_-
MORTGAGE-BACKED CERTIFICATES
SERIES 200_-
CLASS A-[_] CERTIFICATE

THIS CLASS A-[_] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT (OR NOTIONAL PRINCIPAL AMOUNT) OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW, AND MAY BE ZERO. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT (OR NOTIONAL PRINCIPAL AMOUNT) BY INQUIRY OF THE TRUSTEE.

PASS-THROUGH RATE: [ • ] DENOMINATION: $[ • ]	[CERTIFICATE PRINCIPAL AMOUNT] NOTIONAL PRINCIPAL AMOUNT] OF THE CLASS A-[_] CERTIFICATES AS OF THE CLOSING DATE: $[ • ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF [ • ] CLOSING DATE: [ • ]	SCHEDULED PRINCIPAL BALANCE OF THE ASSETS (INCLUDING THE PRE-FUNDED AMOUNT) AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE THE CUT-OFF-DATE: $[ • ]
FIRST DISTRIBUTION DATE: [ • ]
MASTER SERVICER: [ • ]

TRUSTEE: [ • ]

CUSIP NO.: [ • ]
NO. 1

E*TRADE MBSC TRUST 200_-
MORTGAGE-BACKED CERTIFICATES, SERIES 200_-
CLASS A-[_] CERTIFICATE

evidencing a beneficial ownership interest in a Trust that consists primarily of a pool of Mortgage Loans and proceeds relating thereto (collectively, the “Assets”) acquired from

E*TRADE Mortgage Backed Securities Corporation

THIS CERTIFICATE DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF E*TRADE BANK, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. UNLESS EXPRESSLY PROVIDED IN THE PROSPECTUS SUPPLEMENT, THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY ANY PERSON.

THIS CERTIFIES THAT:

Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A-1 Certificates issued by E*TRADE MBSC Trust 200_-         (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of [ • ] (the “Pooling and Servicing Agreement”), E*TRADE Mortgage Backed Securities Corporation (the “Depositor”), [                        ], as Master Servicer, and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the [25th] day of each month commencing in [ • ] or, if such [25th] day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Pass-Through Rate on the Class A-[ • ] Certificates for any Distribution Date will be equal to [ • ]. Principal and interest will be distributed on this Certificate on any Distribution Date in the manner specified in the Pooling and Servicing Agreement. Distributions allocated to the Class A-1 Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the E*TRADE MBSC Trust 200_-         Mortgage Backed Certificates, Series 200_-         (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the initial aggregate Certificate Principal Amount of the Class A-[_] Certificates. The Certificates are issued in [ • ] classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

Certain Realized Losses on and certain other shortfalls in respect of the Assets will be allocated on any Distribution Date to Holders of Subordinate Certificates by allocation to the related Certificates of an Applied Loss Amount in the manner set forth in the Pooling and Servicing Agreement. Applied Loss Amounts will be allocated on each Distribution Date first to the Class B-2 Certificates, next to the Class B-1 Certificates, next to the Class M-2 Certificates and finally to the Class M-1 Certificates, in each case to reduce the Class Principal Amount of such Class until it has been reduced to zero. All Applied Loss Amounts allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class in proportion with their respective Percentage Interests.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Assets, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made by the Master Servicer or the related servicer, or certain expenses incurred, with respect to the Assets and administration of the Trust.

So long as this Certificate is registered in the name of a Depository or its nominee, the Trustee shall make distributions on this Certificate by wire transfer of immediately available funds to the Depository or its nominee. Otherwise, all distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Certificate as of the related Record Date either (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Holder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Rights as specified in the Pooling and Servicing Agreement).

Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by the Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by the Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $[ • ] and integral multiples of $1 in excess thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Trustee. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) pursuant to the terms and conditions of Section 10.1 of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the

Seller may make an Optional Termination or cause an Optional Termination to be made at such time as the Pool Scheduled Principal Balance aggregates to less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: [ • ]	[ • ], NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

BY:
AUTHORIZED OFFICER

ATTEST:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-[ • ] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

[•], TRUSTEE

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—as tenants by the entireties	(Cus) (Minor)
JT TEN—as joint tenants with rights of survivor-ship and not as Tenants in Common	Under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not
in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                  (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial bank
or trust company or by a member firm
of the New York Stock Exchange or another
national securities exchange. Notarized or
witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                                               , for the account of                                                  , account number                                 , or, if mailed by check, to                                         . Applicable reports and statements should be mailed to                                                          . This information is provided by                                                                                               , the assignee named above, or                      , as its agent.

EXHIBIT B

FORM OF SUBORDINATED CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BECAUSE THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES ARE SUBORDINATED SECURITIES, THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS MAY NOT BE SATISFIED. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES UNDER ERISA OR THE CODE. ACCORDINGLY, NONE OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES ARE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS UNLESS AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST. EACH PURCHASER OF A CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.

THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES ARE SUBORDINATED TO THE CLASS A-[_][,] [AND] CLASS A-IO [CLASS M-1] [CLASS M-2] [CLASS B-1] CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

E*TRADE MBSC TRUST 200_-_
MORTGAGE-BACKED CERTIFICATES
SERIES 200_-_
CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE

THIS CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW, AND MAY BE ZERO. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

PASS-THROUGH RATE: [ • ] DENOMINATION: $[ • ] DATE OF POOLING AND SERVICING AGREEMENT: AS OF [ • ] CLOSING DATE: [• ] FIRST DISTRIBUTION DATE: [ • ] NO. 1
CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES AS OF THE CLOSING DATE: $[ • ]

SCHEDULED PRINCIPAL BALANCE OF THE ASSETS (INCLUDING THE PRE-FUNDED AMOUNT) AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE THE CUT-OFF DATE: $[ • ]

MASTER SERVICER: [ • ]

TRUSTEE: [ • ]

CUSIP NO.: [ • ]

E*TRADE MBSC TRUST 200_-_
MORTGAGE-BACKED CERTIFICATES
SERIES 200_-_
CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE

evidencing a beneficial ownership interest in a Trust, which Trust consists primarily of a pool of Mortgage Loans (collectively, the “Assets”) formed and sold by

E*TRADE Mortgage Backed Securities Corporation

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN E*TRADE MORTGAGE BACKED SECURITIES CORPORATION, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING ASSETS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE ASSETS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED ASSETS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class [M-1] [M-2] [B-1] [B-2] Certificates issued by E*TRADE MBSC Trust 200_-_ (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of [ • ] (the “Pooling and Servicing Agreement”), E*TRADE Mortgage Backed Securities Corporation (the “Depositor”), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the [25th] day of each month commencing in [ • ] or, if such [25th] day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Pass-Through Rate on the Class [M-1] [M-2] [B-1] [B-2] Certificates for any Distribution Date will be equal to [ • ]. Principal and interest will be distributed on this Certificate on any Distribution Date in the manner specified in the Pooling and Servicing Agreement. Distributions allocated to the Class [M-1] [M-2] [B-1] [B-2] Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the E*TRADE MBSC Trust 200_-_ Mortgage Backed Certificates, Series 200_-_ (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the initial aggregate Certificate Principal Amount of the [M-1] [M-2] [B-1] [B-2] Certificates. The Certificates are issued in [ • ] classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class [M-1] [M-2] [B-1] [B-2] Certificates will be subordinated to the Class A-[_] [,][and] Class A-IO [M-1] [M-2] [B-1] Certificates, and the Class [M-2] [B-1] [B-2], Class X and Class R Certificates will be subordinated to the Class [M-1] [M-2] [B-1] [B-2] Certificates, in each case to the extent provided in the Pooling and Servicing Agreement.

Certain Realized Losses on and certain other shortfalls in respect of the Assets will be allocated on any Distribution Date to Holders of Subordinated Certificates by allocation to the related Certificates of a Writedown Amount in the manner set forth in the Pooling and Servicing Agreement. Writedown Amounts will be allocated on each Distribution Date first to the Class B-2 Certificates, next to the Class B-1 Certificates, next to the Class M-2 Certificates and finally to the Class M-1 Certificates, in each case to reduce the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero. All Writedown Amounts allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class in proportion with their respective Percentage Interests.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Assets, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to

Holders, such purposes including reimbursement of Advances made by the Servicer, or certain expenses incurred, with respect to the Assets and administration of the Trust.

So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Trustee will make payments of principal and interest on this Certificate by wire transfers of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class with aggregate initial denominations of at least $1,000,000, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Rights as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Pooling and Servicing Agreement and below, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by the Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $[ • ] and integral multiples of $1 in excess thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Trustee. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of all or any portion of the Class [M-1] [M-2] [B-1] [B-2] Certificates may be made to a proposed transferee that is a Plan Investor unless an exemption from the prohibited transaction rules of ERISA and the Code applies to the acquisition, holding, and resale of such Certificate. Each Beneficial Owner of this Certificate will be deemed to have represented to the Trustee and the Master Servicer, by virtue of its acquisition of a beneficial interest in this Certificate, either that it is not a Plan Investor or that an exemption from the prohibited transaction rules of ERISA and the Code applies to the acquisition, holding and resale of such certificates and transactions in connection with the servicing, management and operation of the Trust.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) pursuant to the terms and conditions of Section 10.1 of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Seller may make an Optional Termination or cause an Optional Termination to be made at such time as the Pool Scheduled Principal Balance aggregates to less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: [ • ]	[ • ], NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

By:
AUTHORIZED OFFICER

ATTEST:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

[ • ], AS CERTIFICATE REGISTRAR

By:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—as tenants by the entireties	(Cus) (Minor)
JT TEN—as joint tenants with rights of survivor-ship and not as Tenants in Common	Under Uniform Gifts to Minors
Act
(State)

Additional abreviations may also be used though not
in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                                  (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial bank
or trust company or by a member firm
of the New York Stock Exchange or another
national securities exchange. Notarized or
witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                 ,                                                                           for the account of                                                          , account number                                     , or, if mailed by check, to                                                      . Applicable reports and statements should be mailed to                                                                              . This information is provided by                                                                              , the assignee named above, or                                                                  , as its agent.

EXHIBIT C

FORM OF CLASS X CERTIFICATES

THE CLASS X CERTIFICATES ARE SUBORDINATED TO THE OTHER CLASSES OF THE CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN (OTHER THAN THE CLASS R CERTIFICATES) TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION. THE TRUSTEE SHALL REQUIRE A CERTIFICATE FROM ANY TRANSFEROR AND TRANSFEREE HEREOF DEMONSTRATING COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND, UNDER CERTAIN CIRCUMSTANCES, THE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH REGISTRATION OR QUALIFICATION. ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE TRUSTEE, THE DEPOSITOR AND THE MASTER SERVICER A TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS AND AN AFFIDAVIT OF THE TRANSFEREE AS TO VARIOUS ERISA MATTERS (AND AN OPINION OF COUNSEL AS TO ERISA MATTERS IF REQUIRED UNDER SUCH AFFIDAVIT). RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

BECAUSE THE CLASS X CERTIFICATES ARE SUBORDINATED SECURITIES, THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS MAY NOT BE SATISFIED. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THE CLASS X CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES UNDER ERISA OR THE CODE. ACCORDINGLY, NONE OF THE CLASS X CERTIFICATES ARE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS UNLESS AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST. EACH PURCHASER OF A CLASS X CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS X CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.

THE HOLDER OF THIS CLASS X CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL.

E*TRADE MBSC TRUST 200_-_
MORTGAGE-BACKED CERTIFICATES
SERIES 200_-_
CLASS X CERTIFICATE

THIS CLASS X CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

PERCENTAGE INTEREST: 100% DATE OF POOLING AND SERVICING AGREEMENT: AS OF [ • ] CLOSING DATE: [ • ] FIRST DISTRIBUTION DATE: [ • ] NO. 1
SCHEDULED PRINCIPAL BALANCE OF THE ASSETS (INCLUDING THE PRE-FUNDED AMOUNT) AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE THE CUT-OFF DATE: $[ • ]

MASTER SERVICER: [ • ]

TRUSTEE: [ • ]

CUSIP NO.: [ • ]

E*TRADE MBSC TRUST 200_-_
MORTGAGE-BACKED CERTIFICATES
SERIES 200_-_
CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, which Trust consists primarily of a pool of Mortgage Loans (collectively, the “Assets”) formed and sold by

E*TRADE Mortgage Backed Securities Corporation

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN E*TRADE MORTGAGE BACKED SECURITIES CORPORATION, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING ASSETS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE ASSETS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED ASSETS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

[ • ]

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class X Certificates issued by E*TRADE MBSC Trust 200_-_ (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of [ • ] (the “Pooling and Servicing Agreement”), E*TRADE Mortgage Backed Securities Corporation (the “Depositor”), the Master Servicer, and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

The Holder of this Certificate will not be entitled to any schedule distributions of principal. Distributions on this Certificate, if any (including the final distribution on this Certificate), will be made out on the [25th] day of each month commencing in [ • ] or, if such [25th] day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

As described in the Pooling and Servicing Agreement, the Holders of the Class X Certficiates are entitled to recevie on each Distribution Date the applicable Class X Strip Amount. Distributions allocated to the Class X Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the E*TRADE MBSC Trust 200_-_ Mortgage Backed Certificates, Series 200_-_, Class X Certificates (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof. The Certificates are issued in [ • ] classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class X Certificates will be subordinated to the Certificates of all other classes (other than the Class R Certificates) to the extent provided in the Pooling and Servicing Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Assets, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made by the Servicer, or certain expenses incurred, with respect to the Assets and administration of the Trust.

All distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class evidencing Percentage Interest of 50% or greater, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Rights as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by the Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $[ • ] and integral multiples of $1 in excess thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Trustee. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Certificates of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of 10% and integral multiples thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of any Class X Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Act and applicable state securities laws, the Trustee shall not register such transfer unless and until the prospective transferee provides the Trustee with a Transferee Agreement or a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer. Forms of Transferee Agreements and Rule 144A Agreements are attached to the Pooling and Servicing Agreement. In addition, if the proposed transferee delivers a Rule 144A Agreement that does not certify to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, (i) the Master Servicer and the Trustee shall require that the transferor and transferee certify as to the factual basis for the registration or qualification exemption relied upon and (ii) if such transfer is made within three years after the acquisition thereof by a non-Affiliate of the Depositor, the Master Servicer or the Trustee may also require an Opinion of Counsel that such transfer may be made without registration or qualification under the Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor, the Trustee or the Master Servicer. None of the Depositor, the Trustee or the Master Servicer is obligated to register or qualify any of the Class X Certificates under the Act or any other securities law or to take any action not otherwise required under the Pooling and Servicing Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Servicer against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

Further, no transfer of a Class X Certificate shall be made unless and until the prospective transferee provides the Servicer and the Trustee with a properly executed and completed Benefit Plan Affidavit (and a Benefit Plan Opinion, if required pursuant to the Benefit Plan Affidavit), which Affidavit (and Opinion, if required) shall not be obtained at the expense of the Trustee, the Depositor or the Master Servicer. Notwithstanding anything herein to the contrary, any purported transfer of a Class X Certificate to or on behalf of a Plan Investor without delivery of a Benefit Plan Affidavit and, if required, a Benefit Plan Opinion, shall be null and void.

The Depositor, the Trustee, the Master Servicer and the Certificate Registrar and any agent of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Master Servicer the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) pursuant to the terms and conditions of Section 10.1 of the Pooling and

Servicing Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Seller may make an Optional Termination or cause an Optional Termination to be made at such time as the Pool Scheduled Principal Balance aggregates to less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

This Class X Certificate is a security governed by Article 8 of the Uniform Commercial Code.

The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: [ • ]	[ • ], NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

BY:
AUTHORIZED OFFICER

ATTEST:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

[ • ], AS CERTIFICATE REGISTRAR

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—as tenants by the entireties	(Cus) (Minor)
JT TEN—as joint tenants with rights of survivor-ship and not as Tenants in Common	Under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not
in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                              (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial bank
or trust company or by a member firm
of the New York Stock Exchange or another
national securities exchange. Notarized or
witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                      ,                                                                           for the account of                                                          , account number                         , or, if mailed by check, to                                                      . Applicable reports and statements should be mailed to                                                              . This information is provided by                                                                      , the assignee named above, or                                                                  , as its agent.

EXHIBIT D

FORM OF RESIDUAL CERTIFICATE

THE CLASS R CERTIFICATES ARE SUBORDINATED TO THE OTHER CLASSES OF THE CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION. THE TRUSTEE SHALL REQUIRE A CERTIFICATE FROM ANY TRANSFEROR AND TRANSFEREE HEREOF DEMONSTRATING COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND, UNDER CERTAIN CIRCUMSTANCES, THE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH REGISTRATION OR QUALIFICATION. ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE TRUSTEE, THE DEPOSITOR AND THE MASTER SERVICER A TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS. THE SERVICER MUST GIVE ITS WRITTEN CONSENT TO ANY TRANSFER OF THIS CLASS R CERTIFICATE. AS A CONDITION TO THIS CONSENT, A TRANSFEREE MUST PROVIDE THE MASTER SERVICER WITH A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS, AND AN AFFIDAVIT RELATING TO VARIOUS ERISA MATTERS (AND AN OPINION OF COUNSEL AS TO ERISA MATTERS IF REQUIRED UNDER SUCH AFFIDAVIT), ALL AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF A CLASS R CERTIFICATE SHALL BE PERMITTED TO BE MADE TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS R CERTIFICATE. NOTWITHSTANDING THE FULFILLMENT OF THE PREREQUISITES DESCRIBED ABOVE, THE MASTER SERVICER MAY WITHHOLD ITS CONSENT TO A TRANSFER TO THE EXTENT NECESSARY TO AVOID A RISK OF (1) DISQUALIFICATION OF ANY REMIC AS A REMIC OR (2) THE IMPOSITION OF A TAX UPON ANY REMIC. THE SERVICER SHALL NOT GIVE ITS CONSENT TO THE TRANSFER OF LESS THAN AN ENTIRE INTEREST IN A CLASS R CERTIFICATE UNLESS (1) THE INTEREST TRANSFERRED IS AN UNDIVIDED INTEREST OR (2) THE TRANSFEROR OR THE TRANSFEREE HAS PROVIDED THE MASTER SERVICER (WITH A COPY TO THE TRUSTEE) WITH AN OPINION THAT THE TRANSFER WILL NOT JEOPARDIZE THE REMIC STATUS OF ANY REMIC. RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

THE HOLDER OF THIS RESIDUAL CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL OR INTEREST.

E*TRADE MBSC TRUST 200_-_
MORTGAGE-BACKED CERTIFICATES
SERIES 200_-_
CLASS R CERTIFICATE

THIS CLASS R CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A REMIC RESIDUAL INTEREST IN [A REMIC] [EACH OF [ • ] REMICS] UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

PERCENTAGE INTEREST: 100% DATE OF POOLING AND SERVICING AGREEMENT: AS OF [ • ]	AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE ASSETS (INCLUDING THE PRE-FUNDED AMOUNT) AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE [ • ]: $[ • ]

CLOSING DATE: [ • ]	TRUSTEE: [ • ]

NO. 1	MASTER SERVICER: [ • ]

E*TRADE MBSC TRUST 200_-_
MORTGAGE-BACKED CERTIFICATES
SERIES 200_-_
CLASS R PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust that consists primarily of a pool of Mortgage Loans (collectively, the “Assets”) formed and sold by

E*TRADE MORTGAGE BACKED SECURITIES CORPORATION

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN E*TRADE MORTGAGE BACKED SECURITIES CORPORATION, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING ASSETS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE ASSETS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED ASSETS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

[ • ]

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R Certificates issued by E*TRADE MBSC Trust 200_-_ (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of [ • ] (the “Pooling and Servicing Agreement”), E*TRADE Mortgage Backed Securities Corporation (the “Depositor”), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

The Holder of this Certificate will not be entitled to any scheduled distributions of principal or interest. Distributions on this Certificate, if any (including the final distribution on this Certificate), will be made on the [25]th day of each month commencing in [ • ] or, if such [25]th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the

United States of America as at the time of payment is legal tender for the payment of public and private debts.

Distributions, if any, will be made to the Holders of the Class R Certificates as described in the Pooling and Servicing Agreement. Distributions allocated to the Class R Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the E*TRADE MBSC Trust 200_-_ Mortgage Backed Certificates, Series 200_-_ (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof. The Certificates are issued in [ • ] classes as specifically set forth in the Pooling and Servicing Agreement. The Class R Certificates are sometimes referred to as the “Residual Certificates.” The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class R Certificates will be subordinated to the Certificates of all other Classes to the extent provided in the Pooling and Servicing Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Assets, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made by the Servicer, or certain expenses incurred, with respect to the Assets and administration of the Trust.

All distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class evidencing Percentage Interests of 50% or greater, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

An election will be made to treat certain of the assets assigned to the Trust as three separate real estate mortgage investment conduits (“REMICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the elections are made properly and that certain qualification requirements concerning the Assets and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of a “residual interest” in each of the REMICs. Accordingly, the Holder of this Class R Certificate will be taxed on its pro rata share of each REMIC’s taxable income or net loss. The requirement that the Holder of this Class R Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

Pursuant to (and subject to the limitations set forth in) the Pooling and Servicing Agreement, the Servicer or one of its affiliates, as agent of the REMIC (the “Tax Matters Person” or “TMP”), will provide each Holder of a Class R Certificate with information sufficient to enable such Holder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is provided to each such Holder by the Trustee pursuant to the Pooling and Servicing Agreement. As the Holder of a residual interest in the REMICs, the Holder of a Class R Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern the REMICs’ federal income tax and information returns and the representation of the REMICs in administrative or judicial proceedings involving the Internal Revenue Service. The TMP, however, will act on behalf of the Holders of the Class R Certificates as the REMICs’ representative for such proceedings. The REMICs’ federal tax and information returns will be prepared by the TMP, and signed and filed by the Trustee. Pursuant to the Pooling and Servicing Agreement, if the TMP is unable for any reason to fulfill its duties as TMP, then the Holder of the largest Percentage Interest of the Residual Certificates, without compensation, shall become the successor TMP for the REMICs; provided, however, that in no event shall the Trustee be required to act as TMP (regardless of whether the Trustee is acting as successor Servicer).

By accepting this Certificate, the Holder of this Certificate agrees to be bound by all of the provisions of the Pooling and Servicing Agreement, and, in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of each REMIC and (ii) refrain from taking any action that could endanger such status.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing at least a majority of the Voting Rights of each Class affected by the proposed amendment (and in certain circumstances a higher percentage of such Voting Rights as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

The Certificates of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of 10% and integral multiples thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Upon the request of any registered Holder of this Class R Certificate, the Trustee shall issue to such Holder three separately transferable, certificated and fully registered Certificates (a Class R-1 Certificate, a Class R-2 Certificate and a Class R-3 Certificate), in substantially the forms of Exhibit R-[•], Exhibit R-[•] and Exhibit R-[•] attached to the Pooling and Servicing Agreement. In the event that this Class R Certificate is exchanged for separately transferable Class R-1, Class R-2 and Class R-3 Certificates: (1) the Class R-1 Certificates will be designated as the residual interest in the Issuing REMIC, (2) the Class R-2 Certificates will be designated as the residual interest in the Intermediate REMIC, (3) the Class R-3 Certificates will be designated as the residual interest in the Pooling REMIC, and (4) the restrictions on the transfer of a Residual Certificate provided herein and in the Standard Terms will apply to each of the Class R-1, the R-2 and the Class R-3 Certificates.

No transfer of any Class R Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Act and applicable state securities laws, the Trustee shall not register such transfer unless and until the prospective transferee provides the Trustee with a Transferee Agreement or a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer. Forms of Transferee Agreements and Rule 144A Agreements are attached to the Pooling and Servicing Agreement. In addition, if the proposed transferee delivers a Rule 144A Agreement that does not certify to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, (i) the Servicer and the Trustee shall require that the transferor and transferee certify as to the factual basis for the registration or qualification exemption relied upon and (ii) if such transfer is made within three years after the acquisition thereof by a non-Affiliate of the Depositor, then the Depositor, the

Master Servicer or the Trustee may also require an Opinion of Counsel that such transfer may be made without registration or qualification under the Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor, the Trustee or the Master Servicer. None of the Depositor, the Master Servicer or the Trustee is obligated to register or qualify any of the Class R Certificates under the Act or any other securities law or to take any action not otherwise required under the Pooling and Servicing Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer and the Trustee against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

Further, no transfer of a Class R Certificate shall be made unless and until the prospective transferee provides the Servicer and the Trustee with a properly executed and completed Benefit Plan Affidavit (and a Benefit Plan Opinion, if required pursuant to the Benefit Plan Affidavit), which Affidavit (and Opinion, if required) shall not be obtained at the expense of the Trustee, the Depositor or the Master Servicer. Notwithstanding anything herein to the contrary, any purported transfer of a Class R Certificate to or on behalf of a Plan Investor without delivery of a Benefit Plan Opinion shall be null and void.

In addition, the Trustee shall not register any transfer of a Class R Certificate (including any beneficial interest therein) without first obtaining the written consent of the Servicer. The Servicer will not give such consent to any proposed transfer or sale to any investor that the Servicer knows to be a Disqualified Organization. As prerequisites to the Servicer’s consent to any transfer of a Class R Certificate (or any beneficial interest therein), the proposed transferee thereof must provide the Servicer with (i) a Residual Transferee Agreement and (ii) (A) if the proposed transferee is a Non-U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit [•] to Exhibit [•] to the Standard Terms and a certificate of the transferor stating whether the Class R Certificate has “tax avoidance potential” as defined in Treasury Regulations Section 1.860G-3(a)(2) or (B) if the proposed transferee is a U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit [•] to Exhibit [•] to the Standard Terms. Notwithstanding the fulfillment of the prerequisites described above, the Servicer may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of (i) disqualification of any REMIC as a REMIC or (ii) the imposition of a tax upon any REMIC. In addition, the Servicer shall not give its consent to the transfer of less than an entire interest in a Class R Certificate unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Servicer with an Opinion of Counsel obtained at its own expense that the transfer will not jeopardize the REMIC status of any REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Class R Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Pooling and Servicing Agreement, the Trustee (or the Paying Agent), upon notification from the Master Servicer, shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class R Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee (or the Paying Agent), the Master Servicer, the Trust, any REMIC or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) pursuant to the terms and conditions of Section 10.1 of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Seller may make an Optional Termination or cause an Optional Termination to be made at such time as the Pool Scheduled Principal Balance aggregates to less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

This Class R Certificate is a security governed by Article 8 of the Uniform Commercial Code.

The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: [ • ]	[ • ], NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

By:
AUTHORIZED OFFICER

ATTEST:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

[ • ], AS CERTIFICATE REGISTRAR

By:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—as tenants by the entireties	(Cus) (Minor)
JT TEN—as joint tenants with rights of survivor-ship and not as Tenants in Common	Under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not
in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint              (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever

SIGNATURE GUARANTEED: The signature
must be guaranteed by a commercial bank
or trust company or by a member firm
of the New York Stock Exchange or another
national securities exchange. Notarized or
witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                 ,                                                                   for the account of                                              , account number                                     , or, if mailed by check, to                                     . Applicable reports and statements should be mailed to                                                          . This information is provided by                                                                              , the assignee named above, or                                                                                       , as its agent.

EXHIBIT E

FORM OF INITIAL CERTIFICATION

E*TRADE Mortgage Backed Securities Corporation, as Depositor
[Address]
Attention: [                                ]

[ • ], as Master Servicer
[Address]
Attention: [                                ]

Re: Pooling and Servicing Agreement, dated as of                  1,         ,
among E*TRADE Mortgage Backed Securities Corporation,
[ • ], as Master Servicer,
and [ • ], as Trustee,

E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_

Gentlemen:

In accordance with Section 2.2 of the Pooling and Servicing Agreement, the undersigned as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, it, or a Custodian on its behalf, has received a Mortgage File that contains a Mortgage Note corresponding to such Mortgage File with respect to each Asset listed on the Mortgage Loan Schedule.

The Trustee further certifies as to each Mortgage Note that:

(1)    except for the endorsement required pursuant to Section 2.1(b)(iii), the Mortgage Note, on the face or the reverse side(s) thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions of transfer, and

(2)    the Mortgage Note bears an endorsement (which appears to be an original) in blank or to the Trustee, as set forth in Section 2.1(b)(i) of the Pooling and Servicing Agreement.

Except as described herein, neither the Trustee, nor any Custodian on its behalf, has made an independent examination of any documents contained in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”).

[TRUSTEE]

By:
Its

EXHIBIT F

FORM OF FINAL CERTIFICATION

E*TRADE Mortgage Backed Securities Corporation, as Depositor
[Address]
Attention: [                                    ]

[ • ], as Master Servicer
[Address]
Attention: [                                    ]

Re: Pooling and Servicing Agreement, dated as of              1,         ,
among E*TRADE Mortgage Backed Securities Corporation,
[ • ], as Master Servicer,
and [ • ], as Trustee,

E*TRADE MBSC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_

Gentlemen:

In accordance with Section 2.2 of the Pooling and Servicing Agreement, the undersigned as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed in the Mortgage Loan Schedule to the Pooling and Servicing Agreement (other than any Mortgage Loan paid in full or listed on the attachment hereto) [and each Financial Asset listed in the Financial Asset Schedule to the Pooling and Servicing Agreement], it, or a Custodian on its behalf, has received a complete Mortgage Loan File which includes each of the documents required to be included in the Mortgage Loan File as set forth in Section 2.1 of the Pooling and Servicing Agreement.

Neither the Trustee nor any Custodian on its behalf has made an independent examination of any documents contained in any Mortgage File beyond the review specifically required in the above captioned Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Mortgage File or any of the Mortgage Loans listed on the Mortgage Loan Schedule [or any Financial Assets listed on the Financial Asset Schedule], (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan [or Financial Asset] or (iii) whether any Mortgage File should include any assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”).

[TRUSTEE]
By:
Its:

EXHIBIT G

FORM OF TRANSFEROR CERTIFICATE

Date

Re:    E*TRADE MBSC Trust 200_-_
          Mortgage-Backed Certificates Series 200_-_

                                              (the “Transferor”) has reviewed the attached affidavit of                                                                       (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

EXHIBIT H

FORM OF INVESTMENT LETTER (NON-RULE 144A)

E*TRADE MBSC TRUST 200  -
MORTGAGE-BACKED CERTIFICATES,
SERIES 200  -   CLASS [    ] CERTIFICATES

(DATE)

E*TRADE Mortgage Backed Securities Corporation, as Depositor
671 North Glebe Road
Arlington, Virginia 22203
Attention: [            ]

[            ], as Master Servicer
[Address]
Attention: [            ]

[            ], as Trustee
[Address]
Attention: [            ]

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned securities (the “Purchased Securities”), the undersigned (the “Transferee”) hereby certifies and covenants to the transferor, the Depositor, the Master Servicer, the Trustee and the Trust as follows:

1.    Representations and Warranties. The Transferee represents and warrants:

(a)  The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Purchased Securities and to enter into this Agreement, and has duly executed and delivered this Agreement.

(b)  The Transferee is acquiring the Purchased Securities for its own account as principal and not with a view to the distribution of the Purchased Securities, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the “Act”).

(c)  The Transferee is an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act.

(d)  The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Securities; the

1

Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risk of an investment in the Purchased Securities and can afford a complete loss of such investment;

(e)    The Transferee confirms that the Depositor has made available to the Transferee the opportunity to ask questions of, and receive answers from, the Depositor concerning the Depositor, the Trust, the purchase by the Transferee of the Purchased Securities and all matters relating thereto, and to obtain additional information relating thereto that the Depositor possesses or can acquire without unreasonable effort or expense.

2.    Covenants.    The Transferee covenants:

(a)    The Transferee will not make a public offering of the Purchased Securities, and will not reoffer or resell the Purchased Securities in a manner that would render the issuance and sale of the Purchased Securities, whether considered together with the resale or otherwise, a violation of the Act, or any state securities or “Blue Sky” laws or require registration pursuant thereto;

(b)    The Transferee agrees that, in its capacity as holder of the Purchased Securities, it will assert no claim or interest in the Mortgage Assets by reason of owning the Purchased Securities other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Pooling and Master Servicing Agreement and the securities; and

(c)    If applicable, the Transferee will comply in all material respects with respect to the Purchased Securities with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

3.    Transfer Restrictions.

(a)    The Transferee understands that the Purchased Securities have not been registered under the Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Securities are registered under the Act and under applicable state law or unless an exemption from such registration is available. If so requested by the Master Servicer or the Trustee, the Transferee and the transferor shall certify to the Depositor, the Master Servicer and the Trustee as to the factual basis for the registration or qualification exemption relied upon. The Transferee further understands that neither the Depositor, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Securities or make an exemption from such registration available.

(b)    In the event that the transfer is to be made within three years of the date the Purchased Securities were acquired by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, the Master Servicer or the Trustee may require an Opinion of Counsel (which shall not be an expense of the Depositor, the Master Servicer or the Trustee) that such transfer is not required to be registered under the Act or state securities laws.

2

(c)  Any Securityholder desiring to effect a transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer and the Trustee against any liability that may result if the transfer is not exempt under federal or applicable state securities laws.

(d)  The transfer of the Securities may be subject to additional restrictions, as set forth in Section 6.2 of the Pooling and Servicing Agreement.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of                              1,         , among E*TRADE Mortgage Backed Securities Corporation, the Master Servicer and the Trustee, pursuant to which the Purchased Securities were issued.

IN WITNESS WHEREOF, the undersigned has caused this Investment Letter to be executed by its duly authorized representative as of the day and year first above written.

[TRANSFEREE]

By:
Name:
Title:

3

EXHIBIT I

RULE 144A LETTER

E*TRADE MBSC TRUST 200  -   MORTGAGE-BACKED CERTIFICATES
SERIES 200  -   CLASS [    ] CERTIFICATES

(DATE)

[Name and Address of
the Trustee]

E*TRADE Mortgage Backed Securities Corporation, as Depositor
[    ], as Master Servicer
[Address]

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned securities (the “Purchased Certificates”), the undersigned (the “Transferee”) hereby certifies and covenants to the transferor, E*TRADE Mortgage Backed Securities Corporation, the Master Servicer, the Trustee and the Trust as follows:

1.    The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

2.    The Transferee understands that the Purchased Certificates have not been registered under the 1933 Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the 1933 Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither E*TRADE Mortgage Backed Securities Corporation, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

3.    The Transferee is acquiring the Purchased Certificates for its own account or for the account of a “qualified institutional buyer” (as defined in Rule 144A, a “QIB”), and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 6.2 of the Pooling and Servicing Agreement. By its execution of this agreement, the Transferee agrees that it will not resell, pledge or transfer any of the Purchased Certificates to anyone otherwise than in strict compliance with Rule 144A, or

1

pursuant to another exemption from registration under the 1933 Act and all applicable state securities laws, and in strict compliance with the transfer restrictions set forth in Section 6.2 of the Pooling and Servicing Agreement. The Transferee will not attempt to transfer any or all of the Purchased Certificates pursuant to Rule 144A unless the Transferee offers and sells such Certificates only to QIBs or to offerees or purchasers that the Transferee and any person acting on behalf of the Transferee reasonably believe (as described in paragraph (d)(l) of Rule 144A) is a QIB.

4.    The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and (b) the Pooling and Servicing Agreement referred to below.

5.    If applicable, the Transferee has complied, will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of                              1,             , among E*TRADE Mortgage Backed Securities Corporation, [    ], as Master Servicer and [    ], as Trustee, pursuant to which the Purchased Certificates were issued.

IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Letter to be executed by its duly authorized representative as of the day and year first above written.

[TRANSFEREE]

By:
Name:
Title:

2

Annex A1 to Exhibit I

TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES

1.    As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

2.    The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee owned and/or invested on a discretionary basis at least $             in securities [Note to reviewer - the amount in the previous blank must be at least $100,000,000 unless the Transferee is a dealer, in which case the amount filled in the previous blank must be at least $10,000,000.] (except for the excluded securities referred to in paragraph 3 below) as of                                  [specify a date on or since the end of the Transferee’s most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

Corporation, etc.    The Transferee is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a)(2) of the 1933 Act or a savings and loan association or other similar institution referenced in Section 3(a)(5)(A) of the Act), a partnership, or a Massachusetts or similar business trust.

Bank.    The Transferee (a) is a national bank or banking institution as defined in Section 3(a)(2) of the 1933 Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

Savings and Loan.    The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in Section 3(a)(5)(A) of the 1933 Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than 18 months preceding the date of this certification in the case of a foreign savings and loan association or equivalent institution, a copy of which financial statements is attached hereto.

1

Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Certificates Exchange Act of 1934, as amended (the “1934 Act”).

Insurance Company.    The Transferee is an insurance company as defined in Section 2(13) of the 1933 Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.

State or Local Plan.    The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Certificate Act of 1974, as amended.

Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

Other.    The Transferee qualifies as a “qualified institutional buyer” as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Servicer that the Transferee is a “qualified institutional buyer” as defined in Rule 144A.

3.    The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

5.    The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Purchased Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

6. Will the Transferee be purchasing
the Purchased Certificates only	YES	NO
for the Transferee’s own account?

2

If the answer to the foregoing question is “NO”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Purchased Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this      day of                     ,         .

Print Name of Transferee

By:
Name:
Title:
Date:

3

Annex A2 to Exhibit I

REGISTERED INVESTMENT COMPANIES

1.    As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Purchased Certificates (the “Transferee”) or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the “Adviser”).

2.    The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee is an investment company (a “Registered Investment Company”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and (b) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $             [Note to reviewer - the amount in the previous blank must be at least $100,000,000] in securities (other than the excluded securities referred to in paragraph 4 below) as of                              [specify a date on or since the end of the Transferee’s most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities to the Transferee or the Transferee’s Family of Investment Companies was used.

The Transferee owned $             in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

The Transferee is part of a Family of Investment Companies which owned in the aggregate $             in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.    The term “Family of Investment Companies” as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a “series company,” as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

4.    The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

5.    The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein

1

because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

6.    The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this      of                             ,         .

[Print Name of Transferee or Adviser]

By:

Name:

Title:

IF AN ADVISER:

[Print Name of Transferee]

Date:

2

EXHIBIT J

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

TO:	[Name and Address of Trustee or Custodian]

RE:	Pooling and Servicing Agreement, dated as of 1, 20 , among E*TRADE Mortgage Backed Securities Corporation, [ • ], as Master Servicer, and [ • ], as Trustee, (the “Pooling and Servicing Agreement”)

In connection with the administration of the Mortgage Loans held by you as the Trustee or Custodian, we request the release and acknowledge receipt, of the Mortgage File [specify documents if only a partial Mortgage File is being released]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name and Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

1.
Mortgage Loan Paid in Full. (The Master Servicer hereby certifies that all amounts received in connection therewith have been deposited into the Distribution Account as provided in the Pooling and Servicing Agreement.)

2.	Mortgage Loan Liquidated by . (The Master Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received.)

3.	Mortgage Loan in Foreclosure.

4.	Other (explain).

If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If item 3 or 4 above is checked, upon our return of all of the above documents to you as the Trustee or Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

[ • ]
as Master Servicer

1

By:

Name:

Title:

Date:

Acknowledgment of Documents returned to the Trustee or Custodian:

[NAME OF TRUSTEE OR CUSTODIAN]

By:

Name:

Title:

Date:

2

EXHIBIT K

FORM OF BENEFIT PLAN AFFIDAVIT

Re:	[E*TRADE MBSC TRUST 200_-_
MORTGAGE-BACKED CERTIFICATES,
SERIES 200 - ]
ERISA-RESTRICTED CERTIFICATES

STATE OF [ ]	)
)ss:
COUNTY/CITY OF [ ]	)

Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

1.    That I am a duly authorized officer of [Organization], a [State] corporation (the “Purchaser”), whose taxpayer identification number is [            ], and on behalf of which I have the authority to make this affidavit.

2.    That the Purchaser is acquiring any of the Private Certificates, each representing an interest in the Trust Fund, for certain assets of which one or more real estate mortgage investment conduit (“REMIC”) elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3.    The Purchaser either:

(i)    is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer;

(ii)    is an insurance company and (A) the Purchaser is acquiring the ERISA Restricted Certificates with funds held in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), as published in 60 Fed. Reg. 35925 (July 12, 1995)) and (B) and all of the requirements of PTCE 95-60 are met, including the requirement that an ERISA Qualifying Underwriting applies, to exempt the acquisition and holding of the Certificates and the transactions in connection with the servicing, management and operation of the Trust Fund from the prohibited transaction rules of ERISA and the Code; or

(iii)    has provided an Opinion of Counsel obtained at the Transferee’s expense, satisfactory to [                            ]. An Opinion of Counsel with respect to this Benefit Plan Affidavit is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Fund to be regarded as

Plan Assets, (b) give rise to a fiduciary duty under ERISA, on the part of [                        ], the Servicer, or the Trustee, or (c) be treated as, or result in, a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of [                    ], among E*TRADE Mortgage Backed Securities Corporation., as Depositor, [                        ], as Master Servicer [and Securities Administrator] and [                        ], as Trustee.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT L

[Name]

FORM OF RESIDUAL TRANSFER AFFIDAVIT

Re:      [Company]
            [E*TRADE MBSC TRUST 200_-_] (the “Trust”)
            Mortgage-Backed Certificates, Class R

STATE OF                      )
                                                     ) ss.:
COUNTY OF                              )

Under penalties of perjury, I, the undersigned declare that, to the best of my knowledge and belief, the following representations are true, correct and complete:

1.    I am a duly authorized officer of             , a                  corporation (the “Transferee”), on behalf of which I have the authority to make this affidavit.

2.    The Transferee is acquiring all or a portion of the securities (the “Residual Certificates”), which represent the residual interests in              real estate mortgage investment conduits (each, a “REMIC”) for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3.    The Transferee is a (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes (iii) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a person that is a Non-U.S. Person, (iv) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons), or (vi) a foreign person who would be subject to United States taxation on a net basis on income derived from a Certificate.

4.    The Transferee is a not a “Disqualified Organization” (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in § 1381(a)(2)(C) of the Code; (iv) any foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person; or (v) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

5.    The Transferee agrees to consent to any amendment of the Pooling and Servicing Agreement (as defined below) that shall be deemed necessary by              (upon advice of counsel to             ) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

6.    The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of                 , among                                                   (collectively, the “Pooling and Servicing Agreement”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized officer this                        .

[NAME]

By:
Name:
Its:

Personally appeared before me            , known or proved to me to be the same person who executed the foregoing instrument and to be a                  of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn before me this              day of                                 .

Notary Public

My commission expires the         day of                            , 20     .

EXHIBIT M

FORM OF RESIDUAL TRANSFEREE AGREEMENT

E*TRADE MBSC TRUST 200_-_
MORTGAGE-BACKED CERTIFICATES
SERIES 200    -
CLASS R

Date, 200

[Address]

[Address]

[Address]

Re:	E*TRADE MBSC TRUST 200_-_ MORTGAGE-BACKED CERTIFICATES SERIES 200_-_, Class R, representing a Percentage Interest

Ladies and Gentlemen:

The undersigned (the “Transferee”) proposes to purchase all or some of the captioned Certificates (together with any Class R-1 Certificate, Class R-2 Certificate and/or Class R-3 Certificate for which any such Certificates may be exchanged, the “Residual Certificates”), issued by the Trust Fund established pursuant to a pooling and servicing agreement dated as of                                      (the “Agreement”), among. In doing so the Transferee hereby acknowledges and agrees as follows:

Section 1.    Definitions.    Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement or in the Residual Transfer Affidavit.

Section 2.    Representations and Warranties of the Transferee.    In connection with the proposed transfer of the Residual Certificates, the Transferee represents and warrants to                              , the Servicer, the Trustee and the Trust Fund as follows:

(a)    The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision; and the Transferee is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment.

(b)    The Transferee represents that (i) it understands that the Residual Certificates represent for federal income tax purposes the “residual interest” in each of three real estate mortgage investment conduits (“REMICs”) and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its pro rata share of the taxable income of each such REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by the Residual Certificates and (iii) it has historically paid its debts as they became due and has the financial wherewithal and intends to continue to pay its debts as they come due in the future, including any tax imposed on the income that it derives from the Residual Certificates as such taxes become due.

(c)    The Transferee confirms that                              has made available to the Transferee the opportunity to ask questions of, and receive answers from,                      concerning                     , the Trust Fund, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that                      possesses or can acquire unreasonable effort or expense.

Section 3.    Covenants.    The Transferee covenants:

(a)    The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the Mortgage Loans or Financial Assets by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Agreement and the Certificates.

(b)    If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

(c)    Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Agreement relating to the transfer of the Residual Certificates (or any interest therein) that counsel to                     , the Servicer or the Trust Fund may deem necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust Fund.

(d)    The Transferee hereby designates the Securities Administrator or an affiliate thereof, as its agent, to be and perform the functions of each REMIC’s tax matters person (“TMP”).

(e)    The Transferee hereby agrees that the parties designated in the Agreementor an affiliate thereof will (i) supervise or engage in any action necessary or advisable to preserve the status of each REMIC as a REMIC and (ii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above.

(f)    The Transferee hereby agrees to cooperate with the TMP to take any action required of it by the REMIC Provisions in order to create or maintain the REMIC status of each REMIC.

(g)    The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of each related REMIC or result in the imposition of tax on such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

(h)    The Transferee hereby agrees that it will take no action to question or invalidate the interest of the Trust Fund in the Mortgage Loans or Financial Assets or seek or maintain any claim or interest in the Mortgage Loans or Financial Assets having a priority over the interest of the Trust Fund in the Mortgage Loans or Financial Assets.

(i)    The Transferee understands that U.S. Department of the Treasury (“Treasury”) regulations, or other administrative guidance issued by the Treasury, may effectively prohibit the transfer of the Residual Certificates to foreign persons.

(j)    The Transferee hereby agrees that it shall pay any tax or reporting costs borne by any REMIC as a result of its purchase of a Residual Certificate or any beneficial interest therein in violation of the restrictions on transfer contained in the Agreement to the extent such tax or reporting costs are not paid by the transferor or by the Trustee out of amounts that otherwise would have been paid to the Transferee.

(k)    The Transferee hereby agrees to indemnify and hold harmless                 , the Servicer, the Trustee, the Trust Fund and each other holder of a Residual Certificate from and against any tax liabilities or reporting costs arising from its violation of the restrictions on transfer contained in the Agreement or its breach of any of its representations, warranties, or covenants contained herein.

Section 4.    Additional Transfer Restrictions.

(a)     No transfer of the Residual Certificates shall be made unless the Trustee and                  has consented in writing to such transfer. No Residual Certificate may be transferred to a Disqualified Organization. The Trustee and                  will not consent to any proposed transfer (i) to any investor that it knows is a Disqualified Organization, or (ii) if the transfer involves less than an entire interest in a Residual Certificate, unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Trustee and the                  with an Opinion of Counsel obtained at its own expense to the effect that the transfer will not jeopardize the REMIC status of any REMIC. The Trustee’s and the                             ’s consent to any transfer is further conditioned upon the                         ’s receipt from the proposed transferee of (x) this Residual Transferee Agreement, (y) a Benefit Plan Affidavit, and (z) a Residual Transfer Affidavit and a certificate of the transferor stating whether the Class R Certificate has “tax avoidance potential” as defined in Treasury Regulations Section 1.860G-3(a)(2) if the Transferee is a Non-U.S. Person. Notwithstanding the fulfillment of the prerequisites described above, the Trustee may withhold its consent to, or the Trustee may refuse to recognize, a transfer of a Residual Certificate, but only to the extent necessary to avoid a risk of disqualification of any REMIC as a REMIC or the imposition of a tax upon any REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

(b)    The Transferee acknowledges that, if a tax or a reporting cost is borne by any REMIC as a result of the transfer of the Residual Certificates or any beneficial interest therein in violation of the restrictions referenced herein, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Trustee, upon notification from the Servicer, shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of such

Residual Certificates. In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from                     , the Servicer, the Trustee, the Trust Fund, any REMIC or the Holders of any other Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost. In the event that a Residual Certificate is transferred to a Disqualified Organization, the Servicer shall make available, or cause to be made available, the information necessary for the computation of the excise tax imposed under section 860E(e) of the Code.

Section 5.    Acknowledgments.

(a)    The Transferee acknowledges that if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the regulations thereunder (the “Withholding Agent”) may (i) withhold an amount equal to the taxes due upon disposition of the Certificate from future distributions made with respect to the Certificate to the transferee (after giving effect to the withholding of taxes imposed on such transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent. Moreover, the Withholding Agent may (x) hold distributions on a Certificate, without interest, pending determination of amounts to be withheld, (y) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Certificate it holds, and (z) pay to the Internal Revenue Service all such amounts withheld.

(b)    The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have “tax avoidance potential” (as defined in Treasury regulations section 1.860G-3(a)(2) or any successor provision) to a Non-U.S. Person will be disregarded for all federal income tax purposes.

(d)    The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with the security within the meaning of Treasury regulation section 1.860E-1(c)(1).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Residual Transferee Agreement be validly executed by its duly authorized representative as of the day and year first above written.

By:
Name:
Title:

[RESIDUAL TRANSFEREE AGREEMENT]